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Filed Pursuant to Rule 424(b)(5)
File No. 333-249134-03

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This prospectus supplement (this "Prospectus Supplement"), together with the short form base shelf prospectus dated October 6, 2020 to which it relates, as amended or supplemented (the "Base Shelf Prospectus"), and each document incorporated or deemed to be incorporated by reference in the Base Shelf Prospectus or this Prospectus Supplement (collectively, this "Prospectus") constitutes a public offering of these securities only in those jurisdictions where they may lawfully be offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this Prospectus Supplement and the Base Shelf Prospectus to which it relates, as amended or supplemented, from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491, and are also available electronically at www.sedar.com.

No distribution of securities pursuant to this Prospectus will be made to purchasers in Canada. See "Underwriting."

PROSPECTUS SUPPLEMENT
To a Short Form Base Shelf Prospectus dated October 6, 2020

New Issue	November 17, 2020

BROOKFIELD FINANCE I (UK) PLC
US$200,000,000
4.50% Perpetual Subordinated Notes

Fully and unconditionally guaranteed, on a subordinated basis, by Brookfield Asset Management Inc.

Brookfield Finance I (UK) plc (the "UK Issuer") is hereby qualifying the distribution (the "Offering") of $200,000,000 principal amount of unsecured 4.50% perpetual subordinated notes (the "Notes"). The terms and offering price of the Notes were determined by negotiation between the UK Issuer, Brookfield Asset Management Inc. ("Brookfield", "BAM" or the "Company") and Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representatives (collectively, the "Representatives") to the several underwriters (collectively, the "Underwriters") named in Schedule II to a certain underwriting agreement (the "Underwriting Agreement") between the UK Issuer, the Company and the Representatives. See "Underwriting." The closing of the Offering is expected to occur on or about November 24, 2020, or such later date(s) as the UK Issuer, the Company and the Underwriters may agree (the "Issue Date").

As described under "Use of Proceeds" herein, the Company intends to allocate an amount equal to the net proceeds from the Offering to the financing and/or re-financing of recently completed and future Eligible Green Projects (as defined herein), including the development and redevelopment of such projects.

The UK Issuer will pay interest on the Notes quarterly on every February 24, May 24, August 24, and November 24 of each year during which the Notes are outstanding (each such quarterly date, an "Interest Payment Date"), subject to Optional Interest Deferral (as described herein). The first Interest Payment Date will be February 24, 2021. The UK Issuer will pay interest on the Notes at a fixed rate of 4.50% per year (the "Interest Rate") in equal quarterly installments in arrears on each Interest Payment Date. In the event of a Liquidation Proceeding (as defined herein) of the UK Issuer, the payment obligations of the UK Issuer under the Notes will rank junior to UK Issuer Senior Obligations (as defined herein), equally with UK Issuer Parity Obligations (as defined herein) and senior to Ordinary Shares (as defined herein) of the UK Issuer.

The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any), interest and certain other amounts by the Company (the "Guarantee"). In the event of a Liquidation Proceeding of the Company, the Guarantee will rank junior to Company Senior Obligations (as defined herein), equally with Company Parity Obligations (as defined herein) and senior to Company Shares (as defined herein).

	Price to Public(1)	Underwriting Commission(2)	Net Proceeds, to the UK Issuer(3)
Per Note(4)	100%	3.0855%	96.9145%
Total	$200,000,000.00	$6,171,000.00	$193,829,000.00
(1)
Plus accrued interest, if any, from November 24, 2020, if initial settlement occurs after that date. The offering price of the Notes will be payable in U.S. dollars.

(2)
Reflects $6,000,000.00 principal amount of Notes sold to institutional investors, for which the Underwriters received an underwriting commission of $0.2500 per Note, and $194,000,000.00 principal amount of Notes sold to retail investors, for which the Underwriters received an underwriting commission of $0.7875 per Note.

(3)
Proceeds of the Offering after deducting the underwriting commission but before accounting for any additional expenses of the Offering paid or payable by the UK Issuer. Total expenses of the Offering, excluding the underwriting commission, are estimated to be approximately $700,000. See "Underwriting".

(4)
Assumes no exercise by the Underwriters of the right (the "Over-Allotment Option"), exercisable until the date which is 30 days following the date of this Prospectus Supplement, to purchase from us on the same terms up to an additional $30,000,000 principal amount of Notes. If the Over-Allotment Option is exercised in full and all of the additional $30,000,000 principal amount of Notes is sold to retail investors, for which the Underwriters would receive an underwriting commission of $0.7875 per Note, the total "Price to Public", "Underwriting Commission" and "Net Proceeds to the UK Issuer" will be $230,000,000, $7,116,000 and $222,884,000, respectively. This Prospectus Supplement also qualifies for distribution the Notes issued pursuant to the exercise of the Over-Allotment Option. A purchaser who acquires Notes forming part of the Underwriters' over-allocation position acquires those securities under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or through secondary market purchases. Where applicable, references to "Offering" and "Notes" in this Prospectus Supplement shall include the Notes issued pursuant to the exercise of the Over-Allotment Option. See "Underwriting".

The following table sets forth the maximum aggregate principal amount of Notes that the UK Issuer may issue pursuant to the Over-Allotment Option:

Underwriters' Position	Maximum Size	Exercise Period	Exercise Price
Over-Allotment Option	$30,000,000	Up to 30 days from the date of this Prospectus Supplement	$25 per Note

Subject to applicable laws, the Underwriters may, in connection with the Offering, effect transactions intended to stabilize or maintain the market price of the Notes at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. The Underwriters propose to offer the Notes initially at the offering price specified above. After the Underwriters have made reasonable efforts to sell all of the Notes offered by this Prospectus Supplement at such price, the Underwriters may reduce the offering price to investors from time to time in order to sell any of the Notes remaining unsold. Any such reduction in the offering price shall not affect the purchase price to be paid to the UK Issuer. See "Underwriting."

The Company is a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus Supplement in accordance with Canadian disclosure requirements. Purchasers of the Notes should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of U.S. companies.

The Underwriters expect to deliver the Notes on or about November 24, 2020 in book-entry form through The Depository Trust Company and its direct and indirect participants (each, a "Participant").

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley	RBC Capital Markets

Co-Managers

SMBC Nikko
Citigroup
Deutsche Bank Securities
Mizuho Securities
MUFG

The UK Issuer may elect, in its sole discretion, to defer payment of interest (in whole or in part) due on any Interest Payment Date in respect of the Notes subject to the Optional Interest Deferral Period Restrictions (as defined herein). Such Deferred Interest Payments (as defined herein) will accrue interest at the Interest Rate (which will also be added to any Deferred Interest Payments on each subsequent Interest Payment Date and accrue interest in the same manner). Any such deferred interest payments and any additional interest thereon are referred to as "Arrears of Interest". The UK Issuer must pay Arrears of Interest in respect of the Notes upon the date for redemption of any Notes or in certain other limited circumstances, as further described under "Description of the Notes".

The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed Redemption Date (as defined herein). The UK Issuer may redeem the Notes (in whole or in part) on the First Call Date (as defined herein) and at any time and from time to time thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the Redemption Date and any outstanding Arrears of Interest (without double counting).

In addition, on the occurrence of an Accounting Event, a Rating Agency Event or a Tax Deduction Event (each as defined herein) or pursuant to an Optional Tax Redemption (as defined herein), the UK Issuer has the right, but not the obligation, to redeem the Notes (in whole but not in part) at the prices noted herein or, as an alternative to redemption, without the consent of the holders of the Notes, either (i) to substitute all, but not less than all, of the Notes for, or (ii) to vary certain terms of the Notes with the effect that they remain or become, as the case may be, Qualifying Securities (as defined in "Description of the Notes — Redemption Provisions — Substitution or Variation" below).

The Underwriters, as principals, conditionally offer the Notes in the United States, subject to prior sale, if, as and when issued and sold by the UK Issuer and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement and referred to under "Underwriting" and subject to the approval of certain legal matters on behalf of the UK Issuer by Herbert Smith Freehills LLP as to matters of English law and the Company by Torys LLP as to matters of Canadian and U.S. law, and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, as to matters of U.S. law and English law and Goodmans LLP as to matters of Canadian law.

There is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this Prospectus Supplement. This may affect the pricing of the Notes in the secondary market, the transparency and availability of trading prices, the liquidity of the Notes, and the extent of issuer regulation. See "Risk Factors." The UK Issuer intends to apply to list the Notes on the New York Stock Exchange ("NYSE"). If the application is approved, the UK Issuer expects trading on the NYSE to begin within 30 days of the issuance of the Notes. The NYSE is not a regulated market for the purposes of Directive 2014/65/EU (as amended, "MiFID II").

An investment in the Notes is subject to certain risks. See "Risk Factors."

Owning the Notes may subject you to tax consequences both in the United States and the United Kingdom. See "Certain U.S. Federal Income Tax Considerations" and "Certain United Kingdom Tax Considerations" in this Prospectus Supplement.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the UK Issuer is organized under the laws of England and Wales and the Company is incorporated under the laws of the Province of Ontario, that some or all of the UK Issuer's and the Company's officers and directors may be residents of Canada or the United Kingdom, that some of the Underwriters or experts named in this Prospectus Supplement and the Base Shelf Prospectus may be residents of Canada and that such persons and all or a substantial portion of the UK Issuer's and the Company's assets may be located outside the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The registered and head office of the UK Issuer is located at Level 25, One Canada Square, London, E14 5AA, United Kingdom. The registered and head office of the Company is located at Brookfield Place, 181 Bay Street, Suite 300, P.O. Box 762, Toronto, Ontario, M5J 2T3.

Prospectus Supplement

Base Shelf Prospectus

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING BASE SHELF PROSPECTUS

        This document consists of two parts. The first part is this Prospectus Supplement, which describes certain terms of the Notes and also adds to and updates certain information contained in the Base Shelf Prospectus and the documents incorporated by reference therein. The second part, the Base Shelf Prospectus, gives more general information, some of which may not apply to the Notes offered hereunder. Defined terms or abbreviations used in this Prospectus Supplement that are not defined herein have the meanings ascribed thereto in the Base Shelf Prospectus.

        If the description of the Notes varies between this Prospectus Supplement and the Base Shelf Prospectus, you should rely on the information in this Prospectus Supplement.

        Investors should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the Base Shelf Prospectus. Neither the Company, the UK Issuer nor the Underwriters are making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information appearing in this Prospectus Supplement, the Base Shelf Prospectus or any documents incorporated by reference in this Prospectus Supplement is accurate as of any date other than the date on the front of those documents, as the Company's business, operating results, financial condition and prospects may have changed since that date.

        Unless the context otherwise requires, all references in the Base Shelf Prospectus and this Prospectus Supplement to the "Company" refer to Brookfield Asset Management Inc. and references to "we," "us", "our" and "Brookfield" refer to the Company and its direct and indirect subsidiaries, including the UK Issuer.

DOCUMENTS INCORPORATED BY REFERENCE

        This Prospectus Supplement is deemed to be incorporated by reference in the accompanying Base Shelf Prospectus solely for the purposes of the Offering.

        The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus Supplement:

(a)	the Company's Form 40-F Annual Report dated March 26, 2020 for the year ended December 31, 2019 (the "40-F") filed with the SEC on March 27, 2020, which includes (i) the Company's annual information form for the financial year ended December 31, 2019, filed on SEDAR on March 26, 2020 (the "AIF"); (ii) the Company's audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2019 and 2018, together with the accompanying auditor's report thereon; and (iii) the management's discussion and analysis for the audited comparative consolidated financial statements referred to in (a)(ii) (the "MD&A");
(b)
the Company's unaudited comparative interim consolidated financial statements for the three and nine months ended September 30, 2020 and 2019, included on pages 64 through 89 of Exhibit 99.1 to the Company's Form 6-K filed with the SEC on November 13, 2020;
(c)
the management's discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in paragraph (b) above (the "Interim MD&A"), included on pages 10 through 63 of Exhibit 99.1 to the Company's Form 6-K filed with the SEC on November 13, 2020; and
(d)	the Company's management information circular filed on SEDAR and on Edgar on Form 6-K with the SEC on May 13, 2020.

        All of the Company's documents of the type described in Item 11.1 of Form 44-101F1 — Short Form Prospectus (as defined in NI 41-101), and any "template version" of "marketing materials" (each as defined in NI 41-101), which are required to be filed by the Company or the UK Issuer with the securities regulatory authorities in Canada, and filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), after the date of this Prospectus Supplement and prior to the termination of the Offering shall be deemed to be incorporated by reference in this

S-ii

Prospectus Supplement and the U.S. registration statement on Forms F-10 and F-3 of which it forms a part (the "Registration Statement"). In addition, this Prospectus Supplement shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 40-F prior to the termination of the Offering made by this Prospectus Supplement. Any report on Form 6-K filed by the Company with the SEC after the date of this Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus Supplement and the Registration Statement if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F are available at the SEC's website at www.sec.gov.

        Any statement contained in this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement shall be deemed to be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus Supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus Supplement and the documents incorporated by reference herein contain forward looking-information and other "forward-looking statements" within the meaning of Canadian and United States securities laws, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, including, but not limited to, statements that reflect management's expectations regarding the Offering and the anticipated use of proceeds thereof, and the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of Brookfield, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods.

        The words "expects," "likely", "anticipates," "plans," "believes," "estimates," "seeks," "intends," "targets," "projects," "forecasts" or negative versions thereof and other similar expressions, or future or conditional verbs such as "may," "will," "should," "would" and "could", which are predictions of or indicate future events, trends or prospects, and which do not relate to historical matters, identify forward-looking statements. Although Brookfield believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information. The forward-looking statements and information involve known and unknown risks, uncertainties and other factors, many of which are beyond Brookfield's control, including the ongoing and developing novel coronavirus pandemic ("COVID-19") and the global economic shutdown, which may cause the actual results, performance or achievements of Brookfield to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

        Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: investment returns that are lower than target; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business or may do business, including as a result of COVID-19 and the global economic shutdown; the behavior of financial markets, including fluctuations in interest and foreign exchange rates; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions including dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the ability to appropriately manage human capital; the effect of applying future accounting changes; business competition;

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operational and reputational risks; technological change; changes in government regulation and legislation within the countries in which we operate; governmental investigations; litigation; changes in tax laws; ability to collect amounts owed; catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics, including COVID-19; the possible impact of international conflicts and other developments including terrorist acts and cyberterrorism; the introduction, withdrawal, success and timing of business initiatives and strategies; the failure of effective disclosure controls and procedures and internal controls over financial reporting and other risks; health, safety and environmental risks; the maintenance of adequate insurance coverage; the existence of information barriers between certain businesses within our asset management operations; risks specific to our business segments, including our real estate, renewable power, infrastructure, private equity and residential development activities; and other risks and factors detailed in this Prospectus Supplement under the heading "Risk Factors" as well as in the AIF under the heading "Business Environment and Risks", the MD&A under the heading "Part 6 — Business Environment and Risks" and the risks included in the Interim MD&A, each incorporated by reference in this Prospectus Supplement, as well as in other documents filed by Brookfield from time to time with the securities regulators in Canada and the United States.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. Nonetheless, all of the forward-looking statements contained in this Prospectus Supplement or in documents incorporated by reference herein are qualified by these cautionary statements. When relying on our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

CAUTIONARY STATEMENT REGARDING THE USE OF NON-IFRS MEASURES

        We disclose a number of financial measures in this Prospectus Supplement and the documents incorporated by reference herein that are calculated and presented using methodologies other than in accordance with IFRS. We utilize these measures in managing our business, including for performance measurement, capital allocation and valuation purposes and believe that providing these performance measures on a supplemental basis to our IFRS results is helpful to investors in assessing our overall performance. These financial measures should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with IFRS. We caution readers that these non IFRS financial measures or other financial metrics may differ from the calculations disclosed by other businesses, and as a result, may not be comparable to similar measures presented by other issuers and entities. Reconciliations of these non IFRS financial measures to the most directly comparable financial measures calculated and presented in accordance with IFRS, where applicable, are included in the MD&A and Interim MD&A, each incorporated by reference herein.

PRESENTATION OF FINANCIAL INFORMATION

        The Company publishes its consolidated financial statements in United States dollars. In this Prospectus Supplement, unless otherwise specified or where the context otherwise requires, all dollar amounts are expressed in United States dollars and references to "US$" and "$" are to United States dollars and references to "Cdn$" are to Canadian dollars.

        The Company presents its financial statements in accordance with IFRS.

WHERE YOU CAN FIND MORE INFORMATION

        The Company and the UK Issuer have filed with the SEC, under the U.S. Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form F-10/F-3 with respect to the Notes. This Prospectus Supplement, which forms part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company, the UK Issuer and the Offering, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements included in this Prospectus Supplement or the documents incorporated

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by reference herein about the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, prospective investors should refer to the copy of the document filed as an exhibit to the registration statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Company will provide to each person to whom this Prospectus Supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus Supplement, upon written or oral request, without charge, at the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491.

        The Company files certain reports with, and furnishes other information to, each of the SEC and certain securities commissions or similar regulatory authorities of Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the securities regulatory authorities in the applicable provinces of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Company's reports and other information filed or furnished with or to the SEC are available from the SEC's EDGAR system at www.sec.gov as well as from commercial document retrieval services. The Company's Canadian filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Unless specifically incorporated by reference herein or in the Base Shelf Prospectus, documents filed or furnished by the Company on SEDAR or EDGAR are neither incorporated in nor part of this Prospectus Supplement or the Base Shelf Prospectus.

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SUMMARY

The Company

        Brookfield is a global alternative asset manager with approximately $575 billion in assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield offers a range of public and private investment products and services which leverage its expertise and experience. The Company's Class A Limited Voting Shares are co-listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "BAM" and "BAM.A", respectively.

The UK Issuer

        The UK Issuer was incorporated on September 25, 2020 under the UK Companies Act 2006 and is an indirect 100% owned subsidiary of the Company. The registered number of the UK Issuer is 12904555. The UK Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of debt securities (including the Notes) and the investments it makes with the net proceeds of such debt securities.

THE OFFERING

        The following information is a summary only and is to be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial data and statements appearing elsewhere in this Prospectus Supplement or the Base Shelf Prospectus and in the documents incorporated by reference herein. Reference is made to the "Description of the Notes" section of this Prospectus Supplement for the meaning of certain terms not otherwise defined in this section.

Issuer:	Brookfield Finance I (UK) plc
Guarantor:	Brookfield Asset Management Inc.
Guarantee:	The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any), interest and certain other amounts by the Company.
Security:	4.50% Perpetual Subordinated Notes
Ranking:	Subordinated unsecured
Principal Amount of the Notes:	$200,000,000 (or $230,000,000 if the Underwriters exercise the Over-Allotment Option in full)
Denominations:	Minimum denominations of $25 and integral multiples of $25 in excess thereof.
Ranking of the Notes:
The Notes will be direct, unsecured and subordinated obligations of the UK Issuer and will rank pari passu without any preference among themselves and pari passu with any UK Issuer Parity Obligations but junior to any UK Issuer Senior Obligations and senior to the Ordinary Shares of the UK Issuer.
Ranking of the Guarantee:
The Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any), interest and certain other amounts payable by the Company. The obligations of the Company under the Guarantee are unconditional, unsecured and subordinated and the rights and claims of holders will rank pari passu without any preference among themselves and pari passu with all Company Parity Obligations but junior to all Company Senior Obligations and senior to the Company Shares. See definitions in "Description of the Notes — Subordination and Waiver of Set-off Provisions — Subordination of the Guarantee" below.

As of September 30, 2020, the Company Senior Obligations for borrowed money totaled approximately $8.6 billion, which includes the Company's guarantees of approximately $5.1 billion of existing unsecured senior notes of Brookfield Finance Inc. ("BFI") and $600 million of 3.50% notes due 2050 of Brookfield Finance LLC ("BFL"). In addition, in October 2020, BFI issued an additional $400 million of 4.625% subordinated notes due October 16, 2080 (the "2080 Subordinated Notes") that are also guaranteed by the Company, which guarantee constitutes a Company Senior Obligation. As of September 30, 2020, the Company also had outstanding approximately $4.1 billion of Class A Preference Shares, which as of the Issue Date will rank as Company Parity Obligations (see definition in Description of the Notes — Subordination and Waiver of Set-off Provisions — Subordination of the Guarantee) to the Guarantee.

Use of Proceeds:	The net proceeds to the UK Issuer from the Offering, after deducting the underwriting commission but before accounting for any additional expenses of the Offering paid or payable by the UK Issuer, will be approximately $193,829,000 ($222,884,000 if the Underwriters exercise the Over-Allotment Option in full and all of the additional $30,000,000 principal amount of Notes is sold to retail investors, for which the Underwriters would receive an underwriting commission of $0.7875 per Note). Total expenses of the Offering, excluding the underwriting commission, are estimated to be approximately $700,000.

We intend to allocate an amount equal to the net proceeds from the Offering to the financing and/or refinancing of recently completed and future Eligible Green Projects, including the development and redevelopment of such projects. Pending the allocation of an amount equal to the net proceeds of the Offering to finance and/or refinance Eligible Green Projects, the unallocated portion of the net proceeds will be temporarily used for general corporate purposes. See "Use of Proceeds".
Issue Date:	November 24, 2020.
Interest Rate:
The interest rate on the Notes will be fixed at 4.50% per annum, payable quarterly in arrears. As long as the Notes are outstanding, the UK Issuer will pay interest on the Notes quarterly on each Interest Payment Date, subject to Optional Interest Deferral (in whole or in part).
Interest Payment Dates:	February 24, May 24, August 24 and November 24, commencing February 24, 2021, subject to Optional Interest Deferral (in whole or in part).
First Interest Payment Date:	February 24, 2021.
Interest Periods:
The period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.
Optional Interest Deferral:
Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the UK Issuer elects to defer the relevant payment of interest (in whole or in part) (a "Deferred Interest Payment"), at its discretion, which is otherwise scheduled to be paid on an Interest Payment Date. If the UK Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date, subject to the Optional Interest Deferral Period Restrictions (as defined in "Description of the Notes — Optional Interest Deferral — Optional Interest Deferral Period Restrictions."

Arrears of Interest:	Any Deferred Interest Payment shall itself bear interest, at the Interest Rate from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the date on which the Deferred Interest Payment is paid, and interest will be added to such Deferred Interest Payment (and thereafter accumulate additional interest at the Interest Rate accordingly) on each Interest Payment Date (such further interest together with the Deferred Interest Payment, being "Arrears of Interest"). Non-payment of Arrears of Interest shall not constitute a default by the UK Issuer or the Company under the Notes or the Guarantee or for any other purpose, unless such payment of Arrears of Interest becomes due and payable in accordance with "Description of the Notes — Arrears of Interest — Optional Settlement of Arrears of Interest" or "Description of the Notes — Arrears of Interest — Mandatory Payment of Arrears of Interest" as described below or otherwise in accordance with the terms of the Notes.
Optional Settlement of Arrears of Interest
The UK Issuer will be entitled to pay outstanding Arrears of Interest (in whole or in part) at any time on giving notice to the holders of the Notes not less than three business days before such voluntary payment and specifying (i) the amount of Arrears of Interest to be paid and (ii) the date fixed for such payment.
Mandatory Payment of Arrears of Interest
The UK Issuer must pay all outstanding Arrears of Interest (in whole but not in part) on the earliest of the following: (i) the next scheduled Interest Payment Date in respect of which the UK Issuer does not elect to defer the interest accrued in respect of the relevant Interest Period with respect to the Notes; (ii) the date on which any or all of the Notes are redeemed; or (iii) the date on which an order is made or a resolution is passed for a Liquidation Proceeding of the UK Issuer or the Company (other than a Solvent Reorganization (as defined in "Description of the Notes — Event of Default Provisions") of the UK Issuer or the Company), as the case may be.
Optional Redemption:
Subject to applicable laws, the UK Issuer may, by giving not less than 10 days' nor more than 60 days' notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (as defined in "Description of the Notes" below) (which notice shall be irrevocable) redeem the Notes (in whole or in part) on November 24, 2025 (the "First Call Date") and at any time and from time to time thereafter at a redemption price per $25 principal amount of the Notes equal to 100% of the principal amount thereof, together with accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting). The UK Issuer will give notice to the Trustees of any redemption at least five (5) business days prior to when notice is due to holders. See "Description of the Notes — Redemption Provisions — Optional Redemption" below.

Redemption on Accounting Event, Rating Agency Event or Tax Deduction Event:	If an Accounting Event, Rating Agency Event or a Tax Deduction Event (each as defined in "Description of the Notes — Redemption Provisions — Optional Redemption for Certain Events" below) occurs, the UK Issuer may, subject to applicable laws, redeem the Notes (in whole but not in part) at their applicable Early Redemption Amount (as defined in "Description of the Notes — Redemption Provisions — Optional Redemption for Certain Events" below), on the giving of not less than 10 days' nor more than 60 days' notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable).
Optional Tax Redemption:
On the giving of not less than 10 days' nor more than 60 days' notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), the Notes may be redeemed or purchased and cancelled (in whole but not in part) in the circumstances that would permit an Optional Tax Redemption (as defined in "Description of the Notes — Redemption Provisions — Optional Tax Redemption") at their applicable Early Redemption Amount. The provisions for an Optional Tax Redemption described in "Description of the Notes — Redemption Provisions — Optional Tax Redemption" herein will apply to changes in tax treatments occurring after the date hereof. The Notes may be redeemed, purchased or cancelled at their Early Redemption Amount.
Substitution or Variation:
If a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur (each as defined in "Description of the Notes — Redemption Provisions") has occurred and is continuing, then the UK Issuer or the Company may, as an alternative to redemption, subject to certain conditions (without any requirement for the consent or approval of the holders of the Notes) and subject to the Trustees, immediately prior to the giving of any notice referred to herein, having received an Officer's Certificate and an Opinion of Counsel (each as defined in the Indenture), each stating to the effect that the provisions for the substitution or variation described in this Prospectus Supplement have been complied with, and having given not less than 10 days' nor more than 60 days' notice to the holders of the Notes (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the Notes for, or (ii) vary certain terms of the Notes with the effect that they remain or become (as the case may be), Qualifying Securities, and the holders of the Notes shall be bound by such substitution or variation.
Additional Covenants:
In addition to the Optional Interest Deferral Period Restrictions, the Company will covenant for the benefit of the holders of the Notes that the UK Issuer shall at all times remain a subsidiary of the Company.

Payment of Additional Amounts:	If the UK Issuer or the Company is required to withhold or deduct any amount for or on account of Taxes (as defined below) imposed or levied by or on behalf of the United Kingdom or Canada from any payment made by it under or with respect to the Notes and the Notes are not redeemed in accordance with the provisions described under "Description of the Notes — Optional Tax Redemption", the UK Issuer or the Company (as applicable) will, subject to certain exceptions, pay such additional amounts as may be necessary so that the net amount received by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted. See "Description of the Notes — Payment of Additional Amounts" below.
Further Issuance:
The UK Issuer may from time to time, without the consent of the holders of the Notes but with the consent of the Company, create and issue further notes with terms (other than the Issue Date, issue price and, possibly, the First Call Date and the date interest starts accruing) identical to the Notes issued hereby. Additional notes issued in this manner will be consolidated with and will form a single series with the Notes being offered hereby; provided that such additional notes will be only issued if they are fungible with the original Notes for U.S. federal income tax purposes. See "Description of the Notes — Further Issuance."
Book-Entry Only Form:
The Underwriters expect to deliver the Notes on or about November 24, 2020 in book-entry form through The Depository Trust Company and its direct and indirect Participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A. Accordingly, physical certificates representing the Notes will not be available except in the limited circumstances described under "Description of the Notes — Book-Entry Only Form."
Listing:
The Notes constitute a new issue of securities with no established trading market. The UK Issuer intends to apply to list the Notes on the NYSE. If the application is approved, the UK Issuer expects trading on the NYSE to begin within 30 days of the initial issuance of the Notes.
Risk Factors:
An investment in the Notes is subject to certain risks. Prospective purchasers should therefore carefully consider the disclosure with respect to the UK Issuer and the Company included and incorporated by reference in this Prospectus Supplement. See "Risk Factors."
Sinking Fund:	There is no sinking fund.
Governing Law:
The Notes, the Guarantee and the Indenture will be governed by the laws of the state of New York, except for the subordination provisions and waiver of set-off provisions with respect to the Notes, which will be governed under English law, and the subordination provisions and waiver of set-off provisions with respect to the Guarantee, which will be governed under the laws of Ontario, Canada.

RISK FACTORS

        An investment in the Notes is subject to a number of risks. Before deciding whether to invest in the Notes, investors should consider carefully the risks set forth below and in the information incorporated by reference in this Prospectus. Specific reference is made to the section entitled "Part 6 — Business Environment and Risks" in the MD&A, the section entitled "Business Environment and Risks" in the AIF and the risks included in the Interim MD&A, each of which are incorporated by reference in this Prospectus Supplement.

The Notes and the Guarantee are subordinated to UK Issuer Senior Obligations and Company Senior Obligations, respectively

        The Notes are direct, unsecured and subordinated obligations of the UK Issuer and will rank pari passu without any preference among themselves and pari passu with any UK Issuer Parity Obligations, but junior to any UK Issuer Senior Obligations and senior to the Ordinary Shares of the UK Issuer. For more information on subordination of the Notes, see "Description of the Notes — Subordination and Waiver of Set-off Provisions — Subordination of the Notes" below.

        Payment of the principal, premium (if any), interest and certain other amounts by the UK Issuer under or pursuant to the Notes and/or the Indenture has been unconditionally and irrevocably guaranteed by the Company. The obligations of the Company under the Guarantee are unconditional, unsecured and subordinated, and the rights and claims of holders of the Notes against the Company will rank pari passu without any preference among themselves and pari passu with any Company Parity Obligations, but junior to any Company Senior Obligations and senior to Company Shares. For more information on subordination of the Guarantee, see "Description of the Notes — Subordination and Waiver of Set-Off Provisions — Subordination of the Company Guarantee" below. Holders of the Notes are advised that Company Senior Obligations may also arise out of events that are not reflected on the balance sheet of the Company, including, without limitation, in respect of the issuance of unsubordinated guarantees and the crystallization of contingent liabilities. Claims made under or in respect of such guarantees and contingent liabilities would become unsubordinated liabilities of the Company that, in a Liquidation Proceeding of the Company, would be paid in full before the obligations under the Guarantee may be satisfied.

        To give effect to the intended rankings of the Notes and the Guarantee, upon a Liquidation Proceeding of the UK Issuer or the Company (otherwise than for the purposes of a Solvent Reorganization of the UK Issuer or the Company, as applicable), each holder of Notes will be deemed to hold UK Issuer Notional Preference Shares (as defined in "Description of the Notes — Rank and Subordination and Waiver of Set-off Provisions — Ranking and Subordination of the Notes" below) in the UK Issuer or Company Preference Shares (as defined in "Description of the Notes — Rank and Subordination and Waiver of Set-off Provisions — Ranking and Subordination of the Company Guarantee" below) in the Company, as applicable. For the purposes only of the calculation of the amount payable by the UK Issuer or the Company (as applicable) to a holder of Notes upon a Liquidation Proceeding of the UK Issuer or the Company, respectively, in respect of each Note and accrued but unpaid interest (including any outstanding Arrears of Interest), a holder of Notes will be deemed to hold UK Issuer Notional Preference Shares in the UK Issuer (when claiming against the UK Issuer) or Company Preference Shares in the Company (when claiming against the Company), as applicable, entitling the holder thereof to receive in respect of such deemed Notional Preference Shares or deemed Company Preference Shares an amount in the Liquidation Proceeding of the UK Issuer or the Company (as applicable) that is equal to the principal amount of the relevant Note and all accrued but unpaid interest and any outstanding Arrears of Interest (without double counting). For the purpose of construing the provisions of the Guarantee and the Company's payment obligations in respect thereof, the latter amounts shall be treated as due and payable by the UK Issuer on the date such Liquidation Proceeding of the UK Issuer is made or such resolution is passed or notice is given, as the case may be and, consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date. Amounts payable to the holders of the Notes or the Guarantee upon a Liquidation Proceeding of the UK Issuer or the Company will only be paid after UK Issuer Senior Obligations or Company Senior Obligations, as applicable, that are then due and owing have been paid in full.

        The Notes and the Guarantee will be unsecured and will be effectively subordinated to all present and future secured obligations and liabilities of UK Issuer and the Company in respect of the assets securing such obligations.

        Although the Notes may pay a higher rate of interest than comparable notes which are not subordinated or secured, there is a real risk that an investor in the Notes will lose all or some of their investment should the UK Issuer or the Company be subject to a Liquidation Proceeding.

        As of September 30, 2020, the Company Senior Obligations for borrowed money totaled approximately $8.6 billion, which includes the Company's guarantees of approximately $5.1 billion of existing unsecured senior notes of BFI and $600 million of senior notes of BFL. In addition, in October 2020, BFI issued the 2080 Subordinated Notes that are also guaranteed by the Company, which guarantee constitutes a Company Senior Obligation. As of September 30, 2020, the Company also had outstanding approximately $4.1 billion of Class A Preference Shares, which as of the Issue Date will rank as Company Parity Obligations to the Guarantee.

        None of the Notes, the Guarantee or the Indenture will restrict the UK Issuer or the Company from issuing additional securities (including preference shares or other equity securities) or incurring indebtedness, obligations or liabilities which will be deemed UK Issuer Parity Obligations, Company Parity Obligations, UK Issuer Senior Obligations or Company Senior Obligations, ranking senior to or on parity with the Notes and Guarantee, as applicable. See " — There is no limitation on incurring senior or pari passu obligations or liabilities by the UK Issuer or the Company" below.

        In addition to the contractual subordination described above, the UK Issuer's obligations under the Notes will be structurally subordinated to all indebtedness and obligations of any current or future subsidiary of the UK Issuer, and the obligations of the Company under its Guarantee will be structurally subordinated to all indebtedness and obligations of the Company's current or future subsidiaries. Further, none of the Company's subsidiaries has guaranteed or otherwise become obligated with respect to the Notes, other than the UK Issuer. Accordingly, the Company's right to receive assets from any of its subsidiaries upon such subsidiary's bankruptcy, liquidation or reorganization and the right of holders of the Notes to participate in those assets, is effectively subordinated to claims of that subsidiary's creditors, including its trade creditors.

The UK Issuer relies on the Company's guarantee of the Notes

        The UK Issuer may not have assets, property or operations other than the debt securities it issues and the investments it makes with the net proceeds of such debt securities. The UK Issuer is not and will not be restricted in its ability to make investments or incur debt. The holders of the Notes are relying principally on the full and unconditional, subordinated guarantee of the Notes provided by the Company and the financial position and creditworthiness of the Company in order to receive the repayment of the interest and other amounts owing under and in respect of the Notes. The financial position and creditworthiness of the Company is subject to the risks noted in this Prospectus Supplement and in the documents incorporated by reference into this Prospectus Supplement.

The Company relies on its subsidiaries to conduct a significant amount of its operations

        The Guarantee is solely an obligation of the Company. The Company conducts a significant amount of its operations through subsidiaries. The Company's obligations in respect of the Notes are structurally subordinated to all existing and future liabilities of the Company's subsidiaries (other than indebtedness and other obligations of the UK Issuer) and operating companies. The Indenture does not restrict the ability of the Company's subsidiaries (including the UK Issuer) to incur additional indebtedness. Any such indebtedness could rank in priority to the Notes or the Company's guarantee thereof. As the Company conducts a significant amount of its operations through subsidiaries, the Company's ability to pay the indebtedness owing by it under or in respect of the Guarantee is dependent on dividends and other distributions it receives from subsidiaries and major investments. Certain of the instruments governing the indebtedness of the companies in which the Company has an investment may restrict the ability of such companies to pay dividends or make other payments on investments under certain circumstances.

Should the UK Issuer default on the Notes, or should the Company default on the Guarantee, your right to receive payments on such Notes or Guarantee may be adversely affected by applicable foreign insolvency laws

        The UK Issuer is incorporated under the laws of England and Wales and the Company is incorporated under the laws of Ontario, Canada. Accordingly, insolvency proceedings with respect to the UK Issuer or the Company may not proceed under United States law and may instead proceed under foreign (i.e. non-U.S.) insolvency laws. The procedural and substantive provisions of such foreign insolvency laws may generally be more favorable to secured creditors than comparable provisions of United States law. In particular, such foreign insolvency laws may afford debtors and unsecured creditors more limited protection than U.S. insolvency laws from the claims of secured creditors and it may not be possible for the UK Issuer or the Company or unsecured creditors to prevent or materially delay secured creditors from enforcing their rights and remedies at law and under their loan and security documents.

There is no limitation on incurring senior or pari passu obligations or liabilities by the UK Issuer or the Company

        None of the Notes, the Guarantee or the Indenture restrict the amount of securities (including preference shares or other equity securities), guarantees or other liabilities that either of the UK Issuer or the Company may issue or incur and which would rank senior to, or pari passu with, the Notes or the Guarantee. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Notes on a Liquidation Proceeding of the UK Issuer or the Company and/or may increase the likelihood of a deferral of interest under the Notes. Further, the terms of such securities, guarantees or other liabilities may include provisions resulting in the UK Issuer being required to defer interest under the Notes in circumstances where a deferral of interest is made on such other newly-issued securities, guarantees or liabilities. In addition, under the terms of the Notes and the Guarantee, the issuance of new preference shares or other equity security interests by the UK Issuer and/or the Company that are UK Issuer Parity Obligations or Company Parity Obligations may result in existing securities that until such new issuance were UK Issuer Parity Obligations or Company Parity Securities (including the Company's outstanding Class A Preference Shares) being deemed to be UK Issuer Senior Obligations or Company Senior Obligations to the Notes and Guarantee, as applicable, following such issuance and/or could result in a ratings downgrade of the Notes. See "— Credit ratings applied to the Notes may affect the market price or value and the liquidity of the Notes."

The Notes are perpetual securities that are not redeemable at the option of the holders

        The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed Redemption Date, and they are not redeemable at the option of investors under any circumstances. Although the UK Issuer may redeem the Notes in certain circumstances, it is under no obligation to do so. Consequently, other than upon a Liquidation Proceeding of the UK Issuer or the Company, holders of the Notes will be entitled to receive a return of the principal amount of their investment in the Notes only if the UK Issuer elects to redeem the Notes, which may happen under certain circumstances as described under "Description of the Notes — Redemption Provisions". Holders of the Notes will only be able to dispose of their Notes by sale, and may be unable to do so at a price at or above the amount they have paid for them, or at all, if insufficient liquidity exists in the market for the Notes. As a result, holders of the Notes may be required to bear the financial risks of an investment in the Notes for an indefinite period of time.

The UK Issuer may redeem the Notes under certain circumstances

        The UK Issuer may redeem the Notes (in whole or in part) on the First Call Date and at any time and from time to time thereafter, at a redemption price equal to their outstanding principal amount plus accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting). The redemption right at the option of the UK Issuer may affect the market value of the Notes. During any period when the UK Issuer may elect to redeem the Notes or when the UK Issuer is perceived to be able to redeem the Notes, the market value of the Notes generally will not rise substantially above the price at which they can be redeemed.

        The UK Issuer may also redeem the Notes (in whole but not in part) at any time at the redemption prices noted herein after the occurrence of certain events as described in detail under "Description of the Notes — Redemption Provisions", including:

  •
  certain changes in applicable accounting standards following which the obligations under the Notes would no longer be recorded as "equity" (an Accounting Event);

  •
  certain changes that result in the Notes receiving lower "equity credit" than the original "equity credit" assigned to them (a Rating Agency Event); or

  •
  certain changes in applicable tax laws that impact the deductibility of interest in respect of the Notes (a Tax Deduction Event).

        The Notes may also be redeemed or purchased and cancelled following an Optional Tax Redemption. See "Description of the Notes — Optional Tax Redemption". The provisions for an Optional Tax Redemption will apply to changes in tax treatments occurring after the date hereof.

        Events that would constitute an Accounting Event, a Rating Agency Event or a Tax Deduction Event, or permit an Optional Tax Redemption, each as described herein, could occur at any time and could result in the Notes being redeemed earlier than would otherwise be the case. In the event the UK Issuer chooses to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.

        You will have no right to request or require redemption of the Notes in any circumstance, including upon any decision by the UK Issuer to defer payments of interest in accordance with the terms of the Notes. See also the risk factor entitled "There is no assurance that an active trading market will develop in the Notes."

        If the Notes are redeemed, the redemption may be a taxable event to you.

The UK Issuer has the right to defer interest payments on the Notes

        The UK Issuer may, in its sole discretion, defer all or part of any payments of interest on the Notes. Arrears of Interest resulting from such deferral may, at the option of the UK Issuer, be paid at any time, and the circumstances in which Arrears of Interest are required to be paid are limited. While the deferral of interest payments continues, the UK Issuer and the Company may make payments on any UK Issuer Senior Obligations or Company Senior Obligations, respectively. In such circumstances, such deferral shall not constitute an event of default, the holders of the Notes will not be able to compel the UK Issuer to redeem their Notes and such holders of Notes will have claims only for amounts then due and payable on their Notes. Additionally, during any such deferral period, holders of the Notes will receive limited or no current payments on the Notes.

        In addition, the terms of any UK Issuer Senior Obligations, UK Issuer Parity Obligations, Company Senior Obligations and/or Company Parity Obligations may operate to restrict the UK Issuer's ability to pay interest on the Notes or the Company's ability to make payments on its Guarantee.

        To the extent a secondary market develops for the Notes, any deferral of payments of interest on the Notes is likely to have an adverse effect on the market price of the Notes. As a result of the UK Issuer's deferral right, or if investors perceive that there is a likelihood that the UK Issuer will exercise its deferral right, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be more volatile than the market prices of other securities in respect of which accrued interest or distributions may not be deferred and the market price of the Notes may be more sensitive generally to adverse changes in the financial condition of the UK Issuer or the Company. If the UK Issuer does decide to defer interest payments on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until the UK Issuer pays the deferred interest at the end of the applicable deferral period. For more information, please see "Description of the Notes — Optional Deferral Right."

The Notes may not be a suitable investment for all investors seeking exposure to green assets

        We intend to allocate an amount equal to the net proceeds from the Offering to finance and/or refinance investments made in Eligible Green Projects. However, we will retain broad discretion over the use or allocation of the net proceeds from the Offering and you may not agree with the ultimate use or allocation of these net proceeds.

        Neither we nor the Underwriters can provide any assurance that any Eligible Green Projects will satisfy investor criteria and expectations regarding environmental impact and sustainability performance. In particular, no assurance is given that the use or allocation of such proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements regarding any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own bylaws or other governing rules or investment portfolio mandates (in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, which are the subject of or related to, the relevant Eligible Green Projects). Adverse environmental or social impacts may occur during the design, construction and operation of the projects or the projects may become controversial or criticized by activist groups or other stakeholders.

        In addition, we have agreed to certain use of proceeds and reporting requirements as described in "Use of Proceeds"; however, we are not obligated to comply with such requirements under the terms of the Notes.

Variation or substitution of the Notes without the consent of holders of the Notes

        We may, in our sole discretion and without the consent or approval of holders of the Notes, elect to substitute Qualifying Securities for the Notes, or vary certain terms of the Notes with the effect that they become or remain Qualifying Securities as an alternative to redemption at any time following the occurrence of a Rating Agency Event, an Accounting Event, a Tax Deduction Event or in circumstances that would permit an Optional Tax Redemption. While Qualifying Securities are required to contain terms not materially less favorable to the holders of the Notes taken as a whole (as reasonably determined by us), there can be no assurance that the Qualifying Securities will not have a significant adverse impact on the price of, and/or market for, the Notes or the circumstances of individual holders of the Notes. In addition, any such substitution or variance could have unexpected commercial consequences depending on the circumstances of an individual holder of the Notes, and we will consider the impact on the holders of the Notes taken as a whole and are not required to take into account the individual circumstances of each holder of the Notes.

        For further detail regarding the substitution or variation, see "Description of the Notes — Redemption Provisions — Substitution or Variation".

Credit ratings applied to the Notes may affect the market price or value and the liquidity of the Notes

        The credit ratings applied to the Notes are an assessment by the relevant Rating Agency (as defined in "Description of the Notes — Redemption Provisions — Optional Redemption for Certain Events" below) of the Company's and the UK Issuer's ability to pay their obligations. The credit ratings are based on certain assumptions about the future performance and capital structure of the UK Issuer and the Company that may or may not reflect the actual performance or capital structure of the UK Issuer and the Company, respectively. Changes in credit ratings of the Notes may affect the market price or value and the liquidity of the Notes. There is no assurance that any credit rating assigned to the Notes will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant Rating Agency.

The Notes may be subject to foreign currency risks

        The Notes are denominated in United States dollars. Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in the Notes.

The Notes will have limited events of default

        Under the terms of the Indenture, the events of default in relation to the Notes will be limited to the events of default set forth in the section entitled "Description of the Notes — Event of Default Provisions" below. The events of default under the Notes are more limited than those typically available to our unsubordinated creditors. An event of default under the Notes occurs only in the event of a Liquidation Proceeding of the UK Issuer or the Company (other than for the purposes of a Solvent Reorganization of the UK Issuer or the Company). For further detail regarding the remedies available to the Trustees and the holders of the Notes, see "Description of the Notes — Event of Default Provisions".

There is no assurance that an active trading market will develop in the Notes

        The Notes will be a new issue of securities with no established trading market. The UK Issuer intends to apply for listing of the Notes on the NYSE. Listing will be subject to the UK Issuer fulfilling all the listing requirements of the NYSE. Although the UK Issuer expects to receive such approval, there can be no assurance that the Notes will be accepted for listing on the NYSE. There can be no assurance that an active trading market will develop or be sustained or that the Notes may be resold at or above the initial public offering price. The ability of a holder to pledge Notes or otherwise take action with respect to such holder's interest in Notes (other than through a Participant) may be limited due to the lack of a physical certificate.

Prevailing interest rates may affect the market price or value of the Notes

        The market price or value of the Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The current IFRS accounting classification of financial instruments such as the Notes as equity instruments may change, which may result in the occurrence of an Accounting Event

        The current IFRS accounting classification of financial instruments such as the Notes as equity instruments may change and this may result in the occurrence of an "Accounting Event" (as described in "Description of the Notes" below). In such an event, the UK Issuer may have the option to redeem, in whole but not in part, the Notes pursuant to the terms of the Notes or vary or substitute them so that they remain or become Qualifying Securities. No assurance can be given as to the future classification of the Notes from an accounting perspective or whether any change may result in the occurrence of an Accounting Event, thereby providing the UK Issuer with the option to redeem, substitute or vary the Notes pursuant to the terms of the Notes. The occurrence of an Accounting Event may result in holders of the Notes receiving a lower than expected yield.

        The redemption of the Notes by the UK Issuer or the perception that the UK Issuer will exercise its optional redemption right might negatively affect the market value of the Notes. During any period when the UK Issuer may elect to redeem the Notes, the market value of the Notes generally will not rise substantially above the price at which they can be redeemed.

        The substitution or variation of the Notes so that they remain or become Qualifying Securities may have a significant adverse impact on the price of, and/or market for, the Notes or the circumstances of individual holders of the Notes as further described below under "Description of the Notes — Redemption Provisions — Substitution or Variation".

The U.S. federal income tax consequences of an investment in the Notes are uncertain

        No authority directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. We believe that the Notes will be treated as equity for U.S. federal income tax purposes. This characterization will be binding on a holder of the Notes, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. Our characterization, however, is not binding on the U.S. Internal Revenue Service (the "IRS").

U.S. holders of Notes could be subject to adverse U.S. federal income tax consequences if the UK Issuer is classified as a passive foreign investment company

        In general, the UK Issuer will be classified for U.S. federal income tax purposes as a passive foreign investment company (a "PFIC") with respect to a U.S. Holder (as defined in "Certain United States Federal Income Tax Considerations") if, for any taxable year during the holder's holding period for the Notes, either (i) 75% or more of the UK Issuer's gross income is "passive income" under the PFIC rules or (ii) 50% or more of the value of the UK Issuer's assets, determined on the basis of a quarterly average, is attributable to assets that produce or are held for the production of "passive income." Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Passive income does not, however, include interest, dividends, rents, or royalties received or accrued from certain related persons to the extent such amounts are properly allocable to income of such related persons that is not passive income. An instrument generating such income is not treated as passive to the extent that it generates non-passive income. The U.S. Treasury Department has issued proposed regulations under which payments of interest to a related person are treated for PFIC purposes as passive or non-passive income to the payee on a ratable basis in proportion to the ratio of the payor's passive and non-passive income for its taxable year to the payor's total income for the taxable year that ends with or within the taxable year of the payee. Taxpayers are permitted to rely on the proposed regulations until final regulations are issued, provided they apply the rules consistently.

        Based on the UK Issuer's expected income, assets, and activities, we do not expect the UK Issuer to be classified as a PFIC for the current taxable year or for the foreseeable future with respect to U.S. Holders that apply the proposed regulations consistently, as discussed in "Certain United States Federal Income Tax Considerations — PFIC Considerations." We have not determined, however, whether the UK Issuer would be a PFIC if the proposed regulations are not applied. Accordingly, the determination that the UK Issuer is not a PFIC with respect to a U.S. Holder may depend upon the consistent application of the proposed regulations. The proposed regulations could be withdrawn or changed before they are finalized, and we cannot be certain that the UK Issuer would not be treated as a PFIC if that were to occur. Moreover, the determination of whether a non-U.S. corporation such as the UK Issuer is a PFIC is based on the application of other complex U.S. federal income tax rules, which are subject to differing interpretations, and will depend on the composition of the UK Issuer's income and assets from time to time and the nature of its activities. PFIC classification is factual in nature, and generally cannot be determined until the close of the taxable year in question. Consequently, there can be no assurance regarding the PFIC status of the UK Issuer for the current or any future taxable year.

        If the UK Issuer were to be treated as a PFIC for any taxable year during which a U.S. Holder holds Notes, such U.S. Holder could be subject to adverse tax consequences, including with respect to certain distributions on the Notes and any gain realized upon a sale or other disposition of Notes. U.S. investors are urged to consult their tax advisers regarding the possible application of the PFIC rules. See "Certain United States Federal Income Tax Considerations — PFIC Considerations."

USE OF PROCEEDS

        The net proceeds to the UK Issuer from the Offering, after deducting the underwriting commission but before accounting for any additional expenses of the Offering paid or payable by the UK Issuer, will be approximately $193,829,000 ($222,884,000 if the Underwriters exercise the Over-Allotment Option in full and all of the additional $30,000,000 principal amount of Notes is sold to retail investors, for which the Underwriters would receive an underwriting commission of $0.7875 per Note). Total expenses of the Offering, excluding the underwriting commission, are estimated to be approximately $700,000. See "Underwriting".

        We intend to allocate an amount equal to the net proceeds from the Offering to the financing and/or refinancing of recently completed and future Eligible Green Projects, including the development and redevelopment of such projects. Pending the allocation of an amount equal to the net proceeds of the Offering to finance and/or refinance Eligible Green Projects, the unallocated portion of the net proceeds will be temporarily used for general corporate purposes.

        "Eligible Green Projects" will generally fall into the categories outlined in the table below.

Area	Eligible Categories
Green Buildings	(i)	New class A development properties that have received or are expected to receive LEED Silver(1) or higher, NABERS(2), BREEAM(3) or equivalent certification;
	(ii)	Existing class A redevelopment properties that have received or are expected to receive LEED, NABERS, BREEAM or equivalent certification;
	(iii)	Tenant improvements that have received or are expected to receive LEED, NABERS, BREEAM or equivalent certification; and
(iv)
Other projects that materially improve the health and safety of occupants or the energy efficiency of, or make other environmentally beneficial improvements to, a development, redevelopment or existing property, such as smart meters in residential buildings.
Renewable Energy	(i)	Construction of new solar energy facilities, maintenance, refurbishment or repowering of existing solar energy facilities and acquisition of solar energy facilities or businesses;
	(ii)	Construction of new wind energy facilities, maintenance, refurbishment or repowering of existing wind energy facilities and acquisition of wind energy facilities or businesses;
(iii)
Construction of new run-of-river and other hydroelectricity facilities, refurbishment, modernization, and/or maintenance of existing hydroelectricity facilities with the purpose of increasing generation efficiency, operational lifespan and/or renewable energy output while maintaining or improving the level of operational safety and acquisition of hydroelectricity facilities or businesses, including pumped storage assets;
	(iv)	Construction of new biomass facilities(4), maintenance, refurbishment or repowering of existing biomass facilities and acquisition of biomass facilities or businesses;
	(v)	The purchase of renewable energy pursuant to power purchase agreements or virtual power purchase agreements;
	(vi)	Expenditures and/or investments related to the transmission or distribution of renewable energy sources; and

Area	Eligible Categories
	(vii)	Projects that increase the consumption of (or transition to) renewable energy sources.
Energy Efficiency	(i)
Climate change and eco-efficient products, production technologies and processes and energy storage technologies or assets, such as battery storage assets to solve intermittency, residential battery solutions, waste to energy generation;
(ii)
Expenditures related to the development or provision of intelligent energy systems or other energy efficiency improvements, such as technology or "smart" systems that are proven to contribute to reduced energy consumption or mitigate greenhouse gas emissions; and
(iii)
Expenditures related to data infrastructure initiatives, including network or data transmission and storage infrastructure, that are proven to contribute to reduced energy consumption and/or increased energy efficiency.
Sustainable Water and Waste Management	(i)	Investments related to the development of sustainable infrastructure for the production, treatment or distribution of clean and/or drinking water or the collection and treatment of sewage.
Pollution Prevention, Energy Efficiency, and Climate Change Adaption	(i)
Investment in, acquisition of or partnership with heavy-emissions companies to facilitate transition towards "net-zero" through, among other things, upgrading infrastructure and/or technology, or improving operations, to reduce energy consumption and carbon footprint; and
	(ii)	Investments related to the development of Waste to Energy generation assets.
Clean Transportation	(i)	Investments related to the reduction in locomotive emissions; and
	(ii)	Expenditures related to design, build, recover and reuse of advanced battery technologies for vehicles.
Eco-efficient and/or circular economy adapted products	(i)	Investments in resource-efficient packaging and distribution.

(1)
Leadership in Energy and Environmental Design ("LEED") is a voluntary, third party building certification process developed by the U.S. Green Building Council ("USGBC"), a non-profit organization. The USGBC developed the LEED certification process to (i) evaluate the environmental performance from a whole building perspective over a building's life cycle, (ii) provide a definitive standard for what constitutes a "green building," (iii) enhance environmental awareness among architects and building contractors, and (iv) encourage the design and construction of energy efficient, water conserving buildings that use sustainable or green resources and materials.

(2)
National Australian Built Environment Rating System ("NABERS") is Australia's leading building performance rating that can be used to measure a building's energy efficiency, carbon emissions, as well as the water consumed, the waste produced and compare it to similar buildings.

(3)
BREEAM, which is published by Building Research Establishment Ltd., is an international scheme that provides independent third-party certification of the assessment of the sustainability performance of individual buildings, communities and infrastructure projects. Assessment and certification can take place at a number of stages in the built environment life cycle, from design and construction through to operation and refurbishment. In the case of BREEAM, third party certification involves the checking — by impartial experts — of the assessment of a building or project by a qualified and licensed BREEAM assessor to ensure that it meets the quality and performance standards of the scheme.

(4)
Biomass generation feedstock will be limited to sources that do not deplete existing terrestrial carbon pools, such as agricultural or forestry residue.

Process for Project Evaluation and Selection

        Our Capital Markets and Treasury ("CMT") team will be responsible for determining if an investment is an Eligible Green Project. The CMT team will verify the suitability and eligibility of such investments in collaboration with internal experts and stakeholders, including our in-house sustainability team and affiliates of the Company.

        Eligibility of investments will be evaluated based on several criteria, such as financial, technical/operating, market, legal and environmental, social and governance risks. In addition, our Code of Business Conduct and Ethics sets forth principles to guide behavior and standards that must be adhered to.

Management of Proceeds of the Offering

        The net proceeds of the Offering will be deposited into a general account and an amount equal to the net proceeds will be earmarked for allocation to Eligible Green Projects. The Company has established a register to record on an ongoing basis the allocation of the net proceeds to investments in Eligible Green Projects.

Reporting

        The Company will provide annual updates to investors on its website or in its financial statements, which will contain information on its green bond program, including amounts allocated to Eligible Green Projects and the balance of unallocated proceeds. Where feasible, the Company will incorporate the allocation of proceeds by eligible category and provide examples of investments being financed with green bonds proceeds until all such proceeds have been allocated. Where feasible, the annual updates will include qualitative and quantitative impact indicators. The information found on, or accessible through, the Company's website is not incorporated into and does not form a part of this Prospectus Supplement.

Green Bond Principles, 2018

        The Green Bond Principles are a set of voluntary guidelines for the issuance of green securities developed by a committee made up of issuers, investors and intermediaries in the green finance market and are intended to promote integrity in the green finance market through guidelines that recommend transparency, disclosure and reporting. We are in alignment with the four core components of the Green Bond Principles as administered by the International Capital Markets Association (ICMA). The Green Bond Principles, 2018 have four components: (i) use of proceeds (ii) process for project evaluation and selection, (iii) management of proceeds, and (iv) reporting on the use of proceeds.

 CONSOLIDATED CAPITALIZATION OF THE COMPANY

        The following table sets forth the consolidated capitalization of the Company (i) as at September 30, 2020 and (ii) as at September 30, 2020 as adjusted to give effect to the issuance of the Notes hereunder and the issuance by BFI of the 2080 Subordinated Notes. For further disclosures in respect of consolidated capitalization, please see the Company's unaudited comparative interim consolidated financial statements for the three and nine months ended September 30, 2020 and 2019 and notes thereto, which are incorporated by reference in this Prospectus Supplement.

	As at September 30, 2020
	Actual	As adjusted(1)
	($ amounts in millions)
Corporate borrowings	$8,587	$8,976
Non-recourse borrowings
Property-specific mortgages	129,646	129,646
Subsidiary borrowings	10,584	10,584
Accounts payable and other	45,153	45,153
Liabilities associated with assets classified as held for sale	1,503	1,503
Deferred tax liabilities	14,314	14,314
Subsidiary equity obligations	3,989	3,989
Equity
Non-controlling interests	80,156	80,349
Preferred equity	4,145	4,145
Common equity	29,006	29,006

Total capitalization	$327,083	$327,665

(1)
Assumes no exercise of the Underwriters' Over-Allotment Option

EARNINGS COVERAGE RATIOS OF THE COMPANY

        The Company's borrowing cost requirements for the 12-month periods ended December 31, 2019 and September 30, 2020 amounted to $7,548 million and $7,529 million, respectively, after giving effect to (i) the issuance of the Notes (assuming no exercise of the Underwriters' Over-Allotment Option), (ii) the issuance of the 2080 Subordinated Notes, (iii) the issuance by BFI of $500 million principal amount of 3.500% senior unsecured notes due March 30, 2051; (iv) the issuance by Brookfield Finance LLC of $600 million principal amount of 3.450% senior unsecured notes due April 15, 2050, (v) the issuance by BFI of $1 billion principal amount of 4.850% senior unsecured notes due March 29, 2029, (vi) the redemption of Cdn$350 million principal amount of the Company's 5.30% senior unsecured notes due March 1, 2021, and (vii) the issuance by BFI of an aggregate of $750 million principal amount of 4.350% senior unsecured notes due April 15, 2030, as if each such issuance or redemption had occurred on January 1, 2019 (collectively, the "Adjustments"). Net income attributable to shareholders before borrowing costs and income taxes for the 12-month periods ended December 31, 2019 and September 30, 2020 was $10,463 million and $7,503 million, respectively, which is approximately 1.4 times and 1.0 times the Company's borrowing cost requirements for the period, after giving effect to the Adjustments.

DESCRIPTION OF THE NOTES

        The UK Issuer will issue $200,000,000 aggregate principal amount (or $230,000,000 aggregate principal amount if the Underwriters exercise their Over-Allotment Option in full) of 4.50% Subordinated Notes (the "Notes") under an indenture, to be dated as of the date the Notes are originally issued (the "Base Indenture"), among Brookfield Finance I (UK) plc (the "UK Issuer"), Brookfield Asset Management Inc. (the "Company"), as guarantor, Computershare Trust Company of Canada, as Canadian trustee (the "Canadian Trustee"), and Computershare Trust Company, N.A., as U.S. trustee (the "U.S. Trustee" and together with the Canadian Trustee, the "Trustees"), as supplemented by a supplemental indenture, to be dated as of the date the Notes are originally issued (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the UK Issuer, the Company and the Trustees. The Indenture is subject to the provisions of the U.S. Trust Indenture Act of 1939, as amended, and the Business Corporations Act (Ontario) and the Trustees are subject to such indenture legislation, as applicable. The U.S. Trustee and the Canadian Trustee are joint trustees under the Indenture. Notices to the Trustees may be served on either Trustee, and the U.S. Trustee will initially act as Paying Agent for the Notes.

        The following is a summary of the material rights, privileges, restrictions, obligations and conditions attaching to the Notes and certain provisions of the Indenture and is intended to supplement, and to the extent inconsistent, to replace, the more general terms and provisions of the debt securities described in the accompanying Base Shelf Prospectus, to which we refer you. This summary is qualified in its entirety by the provisions of the Indenture and the Notes. You should read the Indenture and the Notes in their entirety. Copies of the Indenture and the Notes may be obtained upon request to the Company at the address set forth under "Documents Incorporated by Reference."

        Unless otherwise indicated, defined terms used in this section apply only to this "Description of the Notes" section and not to any other sections of this Prospectus Supplement.

General

        The Notes will be unsecured subordinated obligations of the UK Issuer and will initially be limited to up to $230,000,000 aggregate principal amount, all of which will be issued under the Supplemental Indenture. The Notes will bear interest at the rate of 4.50% per annum from November 24, 2020, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on February 24, May 24, August 24, and November 24 of each year, commencing on February 24, 2021.

        The Notes will be fully and unconditionally guaranteed, on a subordinated basis, by the Company.

        The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed Redemption Date.

Further Issuance

        The Notes will constitute a separate series of Securities (as defined in the Base Indenture) under the Indenture, initially limited to up to $230,000,000 in aggregate principal amount. Under the Indenture the UK Issuer may, from time to time, without the consent of the holders of the Notes but with the consent of the Company, "reopen" the series of Securities of which the Notes are a part and issue additional notes of such series from time to time in the future with terms (other than the Issue Date, issue price and, possibly, the First Call Date and the date interest starts accruing) identical to the Notes issued hereby. The Notes offered by this Prospectus Supplement and any additional notes of such series that we may issue in the future will constitute a single series of Securities under the Indenture; provided that such additional notes will be only issued if they are fungible with the original Notes for U.S. federal income tax purposes. This means that, in circumstances in which the Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the Notes offered hereby and any additional notes of such series of notes that we may issue by reopening such series will vote or take that action as a single class.

Interest

        The UK Issuer will pay interest on the Notes on every February 24, May 24, August 24, and November 24 of each year during which the Notes are outstanding (each such quarterly date, an "Interest Payment Date"), subject to Optional Interest Deferral as described below in "— Optional Interest Deferral."

        The UK Issuer will pay interest on the Notes at a rate of 4.50% per year (the "Interest Rate") in equal quarterly installments in arrears on each Interest Payment Date. Subject to Optional Interest Deferral as described below in "— Optional Interest Deferral", the amount of interest payable on each Interest Payment Date will be in the amount of $0.28125 per $25 principal amount of Notes (the "Interest Amount").

        The first interest period will begin on (and include) the Issue Date and end on (but exclude) the first Interest Payment Date and each successive interest period will begin on (and include) an Interest Payment Date and end on (but exclude) the next succeeding Interest Payment Date (each, an "Interest Period").

        Interest for each Interest Period from the date the Notes are originally issued (the "Issue Date") will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Where it is necessary to calculate an amount of interest in respect of any Note for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

        Interest payments will be made to the persons or entities in whose names the Notes are registered at the close of business on February 9, May 9, August 9, and November 9 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant Interest Payment Date. If an Interest Payment Date falls on a day that is not a business day, the Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.

Specified Denominations

        The Notes will be issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Optional Interest Deferral

        Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the UK Issuer elects to defer the relevant payment of interest (in whole or in part). The UK Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) (a "Deferred Interest Payment") which is otherwise scheduled to be paid on an Interest Payment Date. If the UK Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date.

Notice of Interest Deferral

        The UK Issuer will notify the holders of the Notes, the Trustees and, if required by the rules of any stock exchange on which the Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the Interest Amount which would otherwise fall due on an Interest Payment Date with respect to the Notes not more than 30 business days and not less than five business days prior to the relevant Interest Payment Date. Deferral of Interest Amounts will not constitute a default of the UK Issuer or the Company or any breach of their respective obligations under the Notes, the Guarantee or the Indenture or for any other purpose.

Restrictions during an Optional Interest Deferral Period

        Unless the UK Issuer has paid all accrued and payable Arrears of Interest, neither the Company nor the UK Issuer will (collectively, the "Optional Interest Deferral Period Restrictions"):

  (a)
  resolve to pay or declare a dividend or distribution or make any other payment on any Ordinary Shares of the UK Issuer or Company Shares, other than (i) in the form of the issuance of any Ordinary Shares of the UK Issuer or Company Shares, as applicable or (ii) a dividend, distribution or payment declared by the UK Issuer or the Company before the notice that was given by the UK Issuer in accordance with "— Notice of Interest Deferral" in respect of the then outstanding Arrears of Interest under the Notes;

  (b)
  pay or declare a dividend or distribution, or make any other payment, to any holders of UK Issuer Parity Obligations and/or Company Parity Obligations, as applicable, other than a dividend, distribution or payment declared by the UK Issuer or the Company, as applicable, before the notice that was given by the UK Issuer in accordance with "— Notice of Interest Deferral" in respect of the then outstanding Arrears of Interest under the Notes;

  (c)
  redeem or repurchase any UK Issuer Parity Obligations and/or Company Parity Obligations, as applicable (in each case, other than on a pro rata basis with redemption of the Notes), except where such redemption or repurchase is effected as a public cash tender offer or public exchange offer at a redemption or purchase price per security which is below its par value;

  (d)
  repurchase any Notes; or

  (e)
  repurchase any Ordinary Shares of the UK Issuer or Company Shares, except where such repurchase results from the hedging of convertible securities issued by or guaranteed by the UK Issuer or the Company (whether physically or cash settled), except, in each case, (I) if the UK Issuer or the Company (as the case may be) is obliged under the terms and conditions of such securities or obligations to make such dividend, distribution or payment, such redemption or such repurchase, (II) such dividend, distribution, payment, redemption or repurchase is made or effected by the UK Issuer or the Company to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives of the UK Issuer or the Company or any associated company or to a trustee or trustees to be held for the benefit of any such person or to the administrator or estate of any such person, in any such case pursuant to any share, share-based or option plan or scheme or pursuant to any dividend reinvestment plan or similar plan or scheme, or (III) such dividend, distribution or payment is made between the UK Issuer and the Company or its subsidiaries.

        Paragraph (b) above shall not apply in respect of any pro rata dividend or distribution or any other payment on any UK Issuer Parity Obligation and/or Company Parity Obligation which is made with a pro rata payment of any Arrears of Interest with respect to the Notes.

        It is in the interest of the UK Issuer and the Company to ensure that the UK Issuer pays interest on the Notes in a timely manner so as to avoid triggering the Optional Interest Deferral Period Restrictions.

Arrears of Interest

        Any Deferred Interest Payment shall itself bear interest, at the Interest Rate from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the date on which the Deferred Interest Payment is paid, and interest will be added to such Deferred Interest Payment (and thereafter accumulate additional interest at the Interest Rate accordingly) on each Interest Payment Date (such further interest together with the Deferred Interest Payment, being "Arrears of Interest"). Non-payment of Arrears of Interest shall not constitute a default by the UK Issuer or the Company under the Notes or the Guarantee or for any other purpose, unless such payment of Arrears of Interest becomes due and payable in accordance with "— Optional Settlement of Arrears of Interest" or "— Mandatory Payment of Arrears of Interest" as described below or otherwise in accordance with the terms of the Notes.

Optional Settlement of Arrears of Interest

        The UK Issuer will be entitled to pay outstanding Arrears of Interest (in whole or in part) at any time on giving notice to the holders of the Notes not less than three business days before such voluntary payment and specifying (i) the amount of Arrears of Interest to be paid and (ii) the date fixed for such payment.

Mandatory Payment of Arrears of Interest

        The UK Issuer must pay all outstanding Arrears of Interest (in whole but not in part) on the earliest of the following:

  (i)
  the next scheduled Interest Payment Date in respect of which the UK Issuer does not elect to defer the interest accrued in respect of the relevant Interest Period with respect to the Notes;

  (ii)
  the date on which any or all of the Notes are redeemed; or

  (iii)
  the date on which an order is made or a resolution is passed for a Liquidation Proceeding of the UK Issuer or the Company (other than a Solvent Reorganization of the UK Issuer or the Company), as the case may be.

        "Liquidation" means a liquidation, winding-up or dissolution of the UK Issuer or the Company or of all or substantially all of their respective assets or businesses.

        "Liquidation Proceeding" means:

  (i)
  the entry by a court having jurisdiction of

  (A)
  a decree or order for relief in respect of a Liquidation in an involuntary case or proceeding under any applicable English, Canadian federal or provincial, or other applicable bankruptcy, insolvency, administration, reorganization or other similar law, or

  (B)
  a decree or order adjudging the UK Issuer or the Company a bankrupt, or approving as properly filed an application or petition seeking a Liquidation, or appointing a custodian, receiver, liquidator, administrator, assignee, trustee, sequestrator or other similar official to conduct a Liquidation or to declare and distribute a dividend to creditors, and in either case the continuance of any such decree or order for relief or any such other decree or order is unstayed and in effect for a period of 60 consecutive days; or

  (ii)
  the private or out of court appointment of a custodian, receiver, liquidator, administrator, assignee, trustee, sequestrator or other similar official for or in respect of the UK Issuer or the Company or all or substantially all of their respective assets or businesses for the purpose or having the effect of (1) commencing or effecting a Liquidation or (2) declaring and distributing a dividend to creditors, which is unstayed and in effect for a period of 60 consecutive days; or

  (iii)
  the commencement of a voluntary or involuntary case or proceeding by or in respect of the UK Issuer or the Company, under any applicable English, Canadian federal or provincial, or other applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding in each case for the purpose or having the effect of commencing or effecting a Liquidation, or the passing of a resolution or taking of corporate action by the UK Issuer or the Company to commence, authorize or consent to such case or proceeding.

Redemption Provisions

No Fixed Maturity Date or Fixed Redemption Date

        The Notes are perpetual securities in respect of which there is no fixed maturity date or fixed Redemption Date and the UK Issuer shall only have the right to redeem, purchase or substitute or vary the Notes in accordance with "— Optional Redemption", "— Optional Redemption for Certain Events", "— Optional Tax Redemption", "— Substitution or Variation" as described below or otherwise in accordance with the terms of the Notes.

        "Redemption Date" means any date on which the Notes become due for redemption in accordance with their terms.

First Call Date

        November 24, 2025.

Optional Redemption

        Subject to applicable laws, the UK Issuer may, by giving not less than 10 days' nor more than 60 days' notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), redeem the Notes (in whole or in part) on the First Call Date and at any time and from time to time thereafter, at a redemption price per $25 principal amount of the Notes equal to 100% of the principal amount thereof, together with accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting). The UK Issuer will give notice to the Trustees of any redemption at least five (5) business days prior to when notice is due to holders.

Optional Redemption for Certain Events

        Subject to "— Conditions to the Special Event Redemption and the Substitution or Variation" as described below, if an Accounting Event, Rating Agency Event or a Tax Deduction Event occurs, the UK Issuer may, subject to applicable laws, redeem the Notes (in whole but not in part) at their applicable Early Redemption Amount, on the giving of not less than 10 days' nor more than 60 days' notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable).

        "Early Redemption Amount" means (i) in the case of a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls prior to the First Call Date, an amount equal to the sum of (x) 100% of the principal amount of the Notes, and (y) 1% of the principal amount of the Notes (which amount shall represent a fixed interest amount for the period from (and including) the Issue Date up to (but excluding) the relevant Redemption Date payable in addition to any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest); and (ii) in the case of (x) a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls on or after the First Call Date or (y) pursuant to an Optional Tax Redemption at any time, an amount equal to 100% of the outstanding principal amount of the Notes, plus, in each case, any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

        An "Accounting Event" shall occur if, as a result of a change in accounting principles (or interpretation thereof) which have been officially adopted on or after the Issue Date (such date, the "Accounting Event Adoption Date"), but not otherwise, the obligations of the UK Issuer under the Notes must not or may no longer be recorded as "equity" in the audited annual or interim consolidated financial statements of the Company, in each case prepared in accordance with IFRS or any other accounting standards that the Company may adopt in the future for the preparation of its audited annual or interim consolidated financial statements in accordance with applicable Canadian, United States or United Kingdom laws. The Accounting Event shall be deemed to have occurred on the Accounting Event Adoption Date notwithstanding any later effective date.

        A "Rating Agency Event" shall be deemed to occur if the UK Issuer or the Company has received confirmation from any Rating Agency that, due to any amendment to, clarification of, or change in the assessment criteria under its hybrid capital methodology or in the interpretation thereof, in each case occurring or becoming effective after the Issue Date (or, if "equity credit" is not assigned to the Notes by the relevant Rating Agency on the Issue Date, the date on which "equity credit" is assigned by such Rating Agency for the first time), the Notes will no longer be eligible (or if the Notes have been partially or fully re-financed since the Issue Date and are no longer eligible for "equity credit" from such Rating Agency in part or in full as a result, the Notes would no longer have been eligible as a result of such amendment to, clarification of or, change in the assessment criteria or in the interpretation thereof had they not been re-financed) for the same or a higher amount of "equity credit" as was attributed to the Notes as at the Issue Date (or, if "equity credit" is not assigned to the Notes by the relevant Rating Agency on the Issue Date, the date on which "equity credit" is assigned by such Rating Agency for the first time).

        "Rating Agency" means any of S&P Global Ratings (or any of its subsidiaries or any successor in business thereto from time to time), Moody's Investors Service, Inc. (or any of its subsidiaries or any successor in business thereto from time to time), DBRS Limited (or any of its subsidiaries or any successor in business thereto from time to time), Fitch Ratings, Inc. (or any of its subsidiaries or any successor in business thereto from time to time), or any other rating agency substituted for either of them by the UK Issuer and/or the Company.

        A "Tax Deduction Event" means (a) that as a result of a Tax Law Change, interest paid by the UK Issuer on the Notes would no longer, or within 90 days of such change or proposed change will no longer, be fully deductible (or the entitlement to make such deduction shall be materially reduced or materially delayed) by the UK Issuer for corporate income tax purposes; and/or (b) that, as a result of a Tax Law Change and the Notes being held by the holders thereof, the UK Issuer (or any intra-group borrower under back-to-back lending arrangements within the BAM Group) (as applicable) would no longer, or within 90 days of such change or proposed change will no longer, be able to surrender to or receive from companies with which it is grouped for tax purposes under the laws or regulations of the United Kingdom or Canada (or with which it would be grouped but for any Tax Law Change), losses or other amounts which can be set against the recipient company's profits (or the amounts capable of being surrendered and set against the recipient company's profits or the timing of surrender or set off are materially reduced or materially delayed), in either case, as determined in the reasonable opinion of the UK Issuer and provided that the foregoing cannot be avoided by the UK Issuer (or intra-group borrower under back-to-back lending arrangements within the BAM Group) (as applicable) taking reasonable measures available to it, where references in this definition to the United Kingdom shall be deemed also to refer to any other jurisdiction or relevant authority thereof in which any successor issuer of the Notes is incorporated (except that as regards any such jurisdiction, the words "which in each case becomes, or would become, effective on or after the Issue Date" as used in the definition of Tax Law Change shall be replaced with the words "becomes effective after, and has not been announced on or before, the date on which the successor issuer, as applicable, is substituted for the UK Issuer (or its successor)").

  For the purposes of the definition of Tax Deduction Event:

  Being "grouped for tax purposes" with another company includes, for the avoidance of doubt and without limitation, being a member of the same "group of companies" as the other company, any "consortium condition" being met in respect of the other company or any other relationship sufficient to allow a surrender of losses or other amounts between the two companies for the purposes of Part 5 of the Corporation Tax Act 2010 of the United Kingdom;

  "BAM Group" means the Company and those of its subsidiaries from time to time who are incorporated within and resident for all tax purposes in the United Kingdom or Canada; and

  "Tax Law Change" means (i) a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom (in respect of the UK Issuer only) or Canada (in respect of the Company only) or any political subdivision or any authority thereof or therein having the power to tax, including any treaty to which the United Kingdom and/or Canada is a party, (ii) any change in the application or official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or (iii) any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations or interpretation thereof that differs from the previously generally accepted position in relation to similar transactions, which in each case becomes or would become effective on or after the Issue Date.

Optional Tax Redemption

        Subject to "— Conditions to the Special Event Redemption and the Substitution or Variation" as described below and on the giving of not less than 10 days' nor more than 60 days' notice to the holders of the Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), the Notes may be redeemed or purchased and cancelled (in whole but not in part) at their applicable Early Redemption Amount (an "Optional Tax Redemption") if, as a result of any Tax Law Change, the UK Issuer or the Company would be required to pay additional amounts as described below under "Description of the Notes — Payment of Additional Amounts," where, prior to such Tax Law Change the requirement to pay additional amounts did not exist or there was materially less risk that the payment of additional amounts would be required as determined in the reasonable opinion of the UK Issuer in respect of payments by the UK Issuer, or as determined in an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters in respect of payments by the Company, and provided that the foregoing cannot be avoided by the UK Issuer taking reasonable measures available to it including, without limitation, applying for listing of the Notes on a Recognised Stock Exchange or Multilateral Trading Facility (each as defined below). Additionally, references in this section and in "Description of the Notes — Payment of Additional Amounts to the United Kingdom and/or Canada shall be deemed also to refer to any other jurisdiction or relevant authority thereof in respect of which any successor issuer or guarantor is required to pay additional amounts pursuant to the Indenture (except that as regards any such jurisdiction, the provisions for an Optional Tax Redemption described herein will apply to Tax Law Changes (where references to the United Kingdom and Canada in the definition of "Tax Law Change" shall be deemed also to refer to the jurisdiction in which the relevant successor issuer or guarantor is incorporated) in the jurisdiction in which the successor issuer or guarantor is incorporated) occurring after the date of the relevant succession). The Notes may be redeemed, purchased or cancelled at their Early Redemption Amount (as defined above).

Substitution or Variation

        If a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur (a "Substitution or Variation Event") has occurred and is continuing, then the UK Issuer or the Company may, as an alternative to redemption, subject to the conditions set forth under "— Conditions to Special Event Redemption and Substitution or Variation" (without any requirement for the consent or approval of the holders of the Notes) and subject to the Trustees, immediately prior to the giving of any notice referred to herein, having received an Officer's Certificate and an Opinion of Counsel (each as defined in the Indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 10 days nor more than 60 days' notice to the holders of the Notes (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the Notes for, or (ii) vary certain terms of the Notes with the effect that they remain or become (as the case may be), Qualifying Securities, and the holders of the Notes shall be bound by such substitution or variation.

        Upon expiry of such notice, the UK Issuer or the Company will either vary certain terms of or, as the case may be, substitute the Notes in accordance with this section.

        In connection with the substitution of Qualifying Securities for the Notes or the variation of the terms of the Notes, each holder of the Notes by the purchase of the Notes authorizes the Trustees to, and the Trustees shall, authenticate such new notes in accordance with Section 2.2 of the Indenture.

        In connection with any substitution or variation in accordance with this section, the UK Issuer will comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

        Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities.

        Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, "equity credit" (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the Notes on the date notice is given to holders of the Notes of the substitution or variation. In no event shall the Trustees have any responsibility whatsoever to determine whether any such substitution or variation results in Qualifying Securities.

        Any such substitution or variance could have unexpected commercial consequences depending on the circumstances of an individual holder of the Notes, and we will consider the impact on the holders of the Notes taken as a whole and are not required to take into account the individual circumstances of each holder of the Notes.

        "Qualifying Securities" means securities that contain terms not materially less favorable to the holders of the Notes, taken as a whole, than the terms of the Notes (as reasonably determined by the UK Issuer (in consultation with an independent investment bank or counsel of international standing)) and provided that an Officer's Certificate to such effect (and confirming that the conditions set out in (a) to (j) below have been satisfied) shall have been delivered to the Trustees prior to the substitution or variation of the Notes upon which certificate the Trustees shall rely absolutely). Such Qualifying Securities:

  (a)
  shall be issued by (x) the UK Issuer (or any successor thereto as issuer of the Notes) with a guarantee of the Company (or any successor thereto as guarantor of the Notes), (y) the Company or (z) a direct or indirect subsidiary of the Company with a guarantee of the Company (or any successor thereto as guarantor of the Notes); and

  (b)
  (and/or, as appropriate, the guarantee as aforesaid) shall rank pari passu on a Liquidation Proceeding of the UK Issuer (or any successor thereto as issuer of the Notes) with the Notes or on a Liquidation Proceeding of the Company (or any successor thereto as guarantor of the Notes) with the Guarantee; and

  (c)
  shall contain terms which provide for the same or a more favorable Interest Rate applying to the Notes and preserve the same Interest Payment Dates; and

  (d)
  shall preserve the obligations (including the obligations arising from the exercise of any right) of the UK Issuer (or any successor thereto as issuer of the Notes) as to redemption of the Notes, including (without limitation) as to timing of, and amounts payable upon, such redemption; and

  (e)
  shall preserve any existing rights under the terms of the Notes to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the Notes which, in each case, has accrued to holders of the Notes and not been paid; and

  (f)
  shall not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

  (g)
  shall otherwise contain substantially identical terms (as reasonably determined by the UK Issuer (or any successor thereto as issuer of the Notes)) to the Notes, save where (without prejudice to the requirement that the terms are not materially less favorable to the holders of the Notes taken as a whole than the terms of the Notes as described above) any modifications to such terms are required to be made to avoid the occurrence or effect of a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur; and

  (h)
  shall, immediately after such substitution or variation, be assigned at least the same credit rating(s) by the same Rating Agencies as may have been assigned to the Notes at the invitation of or with the consent of the UK Issuer (or any successor thereto as issuer of the Notes) immediately prior to such substitution or variation; and

  (i)
  shall not provide for the mandatory deferral or cancellation of payments of interest and/or principal; and

  (j)
  shall be listed on such stock exchange as is a Recognised Stock Exchange at that time or admitted to trading on a Multilateral Trading Facility as selected by the UK Issuer (or any successor thereto as issuer of the Notes).

  For the purposes of the definition of Qualifying Securities:

  "Multilateral Trading Facility" means a multilateral trading facility described in section 987(1)(b) of the Income Tax Act 2007 of the United Kingdom, as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time;

  "Recognised Stock Exchange" means a recognized stock exchange as defined in section 1005 of the Income Tax Act 2007 of the United Kingdom as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Conditions to Special Event Redemption and Substitution and Variation

        Prior to the publication of any notice of redemption pursuant to the provisions set for under "— Redemption Provisions" (other than redemption pursuant to "— Redemption Provisions — Optional Redemption") or any notice of substitution or variation pursuant to the provisions set forth in "— Substitution or

Variation", the UK Issuer or the Company will deliver to the Trustees an Officer's Certificate and Opinion of Counsel stating that all conditions precedent, the relevant requirement or circumstance giving rise to the right to redeem, substitute or vary is satisfied, and where the relevant Special Event requires measures reasonably available to the UK Issuer or the Company to be taken, the relevant Special Event cannot be avoided by the UK Issuer or the Company taking such measures. In relation to a substitution or variation pursuant to the provisions set forth in "— Substitution or Variation", such certificate shall also include further certifications that the criteria specified in paragraphs (a) to (j) of the definition of Qualifying Securities will be satisfied by the Qualifying Securities upon issue and that such determinations were reached by the UK Issuer in consultation with an independent investment bank or counsel of international standing. The Trustees may rely absolutely upon and shall be entitled to accept such Officer's Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the holders of the Notes.

        Any redemption of the Notes in accordance with conditions set forth under "— Optional Redemption for Certain Events" and "— Optional Tax Redemption" in respect of a Special Event, as applicable, shall be conditional on all outstanding Arrears of Interest being paid in full in accordance with the provisions under "Description of the Notes — Optional Interest Deferral" on or prior to the date thereof, together with any accrued and unpaid interest up to (but excluding) such redemption, substitution or, as the case may be, variation date, with respect to the Notes.

        The Trustees are under no obligation to ascertain whether any Special Event or any event which could lead to the occurrence of, or could constitute, any such Special Event has occurred and, until it shall receive an Officer's Certificate and Opinion of Counsel pursuant to the Indenture to the contrary, the Trustees may assume that no such Special Event or such other event has occurred.

        "Special Event" means any of an Accounting Event, a Rating Agency Event, a Tax Deduction Event, an event that permits an Optional Tax Redemption to occur or any combination of the foregoing.

Intent-Based Replacement Disclosure

        In the event that the UK Issuer redeems or purchases any of the Notes, the UK Issuer intends (without thereby assuming a legal obligation) to do so only to the extent the aggregate redemption or purchase price is equal to or less than the net proceeds, if any, received by the UK Issuer from new issuances during the period commencing on the 365th or 366th calendar day, depending upon the actual number of days in the applicable year, prior to the date of such redemption or purchase of securities which are assigned by DBRS Limited (or any of its subsidiaries or any successor in business thereto from time to time) at the time of sale or issuance, an aggregate equity credit that is equal to or greater than the equity credit assigned to the Notes to be redeemed or repurchased (but taking into account any changes in hybrid capital methodology or another relevant methodology or the interpretation thereof since the issuance of the Notes), unless the Notes are redeemed pursuant to a Rating Agency Event (to the extent it is triggered by a change of methodology at DBRS Limited (or any of its subsidiaries or any successor in business thereto from time to time)), an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption.

Rank and Subordination and Waiver of Set-off Provisions

Ranking and Subordination of the Notes

        The Notes will be direct unsecured subordinated obligations of the UK Issuer and will rank pari passu without any preference among themselves and pari passu with any UK Issuer Parity Obligations but junior to any UK Issuer Senior Obligations and senior to the Ordinary Shares of the UK Issuer.

        The payment obligations of the UK Issuer under the Notes shall, save for such exceptions as may be provided by applicable laws, at all times rank in the event of a Liquidation Proceeding of the UK Issuer:

  (a)
  junior to the rights and claims of the holders of UK Issuer Senior Obligations;

  (b)
  pari passu with the rights and claims of any holders of UK Issuer Parity Obligations; and

  (c)
  senior to the rights and claims of the holders of Ordinary Shares of the UK Issuer.

        To give effect to the intended ranking described above, if at any time a Liquidation Proceeding of the UK Issuer occurs (otherwise than for the purposes of a Solvent Reorganization of the UK Issuer), the amount payable by the UK Issuer to a holder of the Notes under or in relation to such Notes (in lieu of any other payment by the UK Issuer to such holder of the Notes under or in relation to the Notes, including pursuant to the terms of the Notes or the Indenture) shall be the amount that would have been paid to such holder of the Notes if, immediately prior to and throughout such Liquidation Proceeding, such holder of Notes was the holder of UK Issuer Notional Preference Shares. For the purposes only of that calculation, in respect of each Note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest), a holder of the Note will be deemed to hold a UK Issuer Notional Preference Share entitling the holder thereof to receive in respect of such UK Issuer Notional Preference Share an amount in the Liquidation Proceeding of the UK Issuer that is equal to the principal amount of the relevant Note and all accrued but unpaid interest and outstanding Arrears of Interest in respect of such interest (without double counting).

        Amounts payable to the holders of the Notes pursuant to a Liquidation Proceeding of the UK Issuer will only be paid after the debts owing to the holders of the UK Issuer Senior Obligations have been paid in full.

        Nothing in this provision or "Description of the Notes — Event of Default Provisions" below shall affect, apply to or prejudice the payment or reimbursement of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustees or the rights and remedies of the Trustees in respect thereof.

        The subordination provisions applicable to the Notes will be governed by English law.

        "Ordinary Shares" means (i) any ordinary shares in the capital of the UK Issuer or (ii) any present or future shares of any other class of shares of the UK Issuer ranking pari passu with the ordinary shares of the UK Issuer.

        "UK Issuer Notional Preference Shares" means, with respect to the UK Issuer a notional class of preference shares in the capital of the UK Issuer: (i) ranking junior to the claims of all holders of UK Issuer Senior Obligations; (ii) having an equal right to return of assets in the Liquidation Proceeding of the UK Issuer as UK Issuer Parity Obligations, and so ranking pari passu with any UK Issuer Parity Obligations; and (iii) having a right to return of capital on a Liquidation Proceeding of the UK Issuer ahead of, and so ranking ahead of, the claims of holders of the Ordinary Shares of the UK Issuer.

        "UK Issuer Parity Obligations" means all present and future obligations and liabilities of the UK Issuer in respect of: (a) the most junior class of preference share capital of the UK Issuer that is or may from time to time be outstanding and (b) all other securities, guaranties, instruments and agreements that are issued or entered into by the UK Issuer from time to time and rank or are expressed to rank pari passu with the UK Issuer's obligations under the Notes or the most junior outstanding class of preference share capital of the UK Issuer.

        "UK Issuer Senior Obligations" means all obligations and liabilities of the UK Issuer, but excluding all UK Issuer Parity Obligations and all obligations and liabilities of the UK Issuer in respect of any Ordinary Shares of the UK Issuer.

Ranking and Subordination of the Company Guarantee

        The payment of principal, premium (if any), interest and certain other amounts by the UK Issuer under or pursuant to the Notes will be unconditionally and irrevocably guaranteed by the Company. For the avoidance of doubt, any Arrears of Interest will not become subject to the Guarantee until they constitute a Mandatory Payment of Arrears of Interest. The obligations of the Company under the Guarantee will be unconditional, unsecured and subordinated obligations of the Company.

        The payment obligations of the Company under the Guarantee shall, save for such exceptions as may be provided by applicable laws, at all times rank in the event of a Liquidation Proceeding of the Company:

  (a)
  junior to the rights and claims of the holders of Company Senior Obligations;

  (b)
  pari passu with the rights and claims of any holders of Company Parity Obligations; and

  (c)
  senior to the rights and claims of the holders of the Company Shares.

        To give effect to the intended ranking described above, if at any time a Liquidation Proceeding of the Company occurs (otherwise than for the purposes of a Solvent Reorganization of the Company), the amount payable by the Company to a holder of the Notes under or in relation to the Guarantee (in lieu of any other payment by the Company to such holder of the Notes under or in relation to the Guarantee), shall be the amount that would have been paid to such holder of the Notes if, immediately prior to and throughout such Liquidation Proceeding, such holder of the Notes was the holder of Company Preference Shares. For the purposes only of that calculation, in respect of each Note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest payment), a holder of the Note will be deemed to hold a Company Preference Share entitling the holder thereof to receive in respect of such Company Preference Share an amount in the Liquidation Proceeding of the Company that is equal to the principal amount of the relevant Note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting). For the purpose of construing the provisions of the Guarantee and the Company's payment obligations in respect thereof, the latter amounts shall be treated as due and payable by UK Issuer on the date such Liquidation Proceeding of the UK Issuer or the Company commences and consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date.

        Amounts payable to the holders of the Notes upon a Liquidation Proceeding of the Company will only be paid after the debts owing to the holders of the Company Senior Obligations have been paid in full.

        As of September 30, 2020, the Company Senior Obligations for borrowed money totaled approximately $8.6 billion, which includes the Company's guarantees of approximately $5.1 billion of existing unsecured senior notes of BFI and $600 million of senior notes of BFL. In addition, in October 2020, BFI issued the 2080 Subordinated Notes that are also guaranteed by the Company, which guarantee constitutes a Company Senior Obligation. As of September 30, 2020, the Company also had outstanding approximately $4.1 billion of Class A Preference Shares, which as of the Issue Date will rank as Company Parity Obligations to the Guarantee.

        Nothing in this provision or "— Event of Default Provisions" below shall affect, apply to or prejudice the payment or reimbursement of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustees or the rights and remedies of the Trustees in respect thereof.

        The subordination provisions applicable to the Guarantee will be governed by the laws of Ontario, Canada and the federal laws of Canada applicable therein.

        "Company Parity Obligations" means all present and future obligations and liabilities of the Company in respect of: (a) the most junior class of preference shares that are or may from time to time be outstanding in the capital of the Company; and (b) all other securities, guaranties, instruments and agreements that are issued or entered into by the Company from time to time and rank or are expressed to rank pari passu with the Company's obligations under the Guarantee or the most junior outstanding class of preference shares of the Company.

        "Company Preference Shares" means, with respect to the Company a class of preference shares in the capital of the Company: (i) ranking junior to the claims of all holders of Company Senior Obligations; (ii) having an equal right to return of assets in a Liquidation Proceeding of the Company as Company Parity Obligations, and so ranking pari passu with any Company Parity Obligations; and (iii) having a right to return of capital on a Liquidation Proceeding of the Company ahead of, and so ranking ahead of, the claims of holders of the Company Shares.

        "Company Senior Obligations" means all obligations and liabilities of the Company, but excluding all Company Parity Obligations and all obligations and liabilities of the Company in respect of Company Shares.

        "Company Shares" means the Class A Limited Voting Shares of the Company and the Class B Limited Voting Shares of the Company, and any shares of the Company ranking pari passu or junior to the Class A Limited Voting Shares of the Company and the Class B Limited Voting Shares of the Company.

        In addition to the contractual subordination described above, the UK Issuer's obligations under the Notes will be structurally subordinated to all indebtedness and other obligations of any subsidiaries of the UK Issuer, and the obligations of the Company under its Guarantee will be structurally subordinated to all indebtedness and other obligations of the Company's subsidiaries.

Waiver of Set-off

        To the extent and in the manner permitted by applicable law, neither the Trustees (in respect of amounts owed to the Trustees by the UK Issuer or the Company, as the case may be, in respect of, and arising from, the Notes and/or the Guarantee, as applicable, but not in respect of any costs, charges, indemnities, remuneration fees, liabilities or expenses owed to the Trustees by the UK Issuer or the Company, as the case may be) nor any holder of the Notes may exercise, claim or plead any right of set-off, counterclaim, compensation or retention in respect of any amount owed to it by the UK Issuer or the Company, as the case may be, in respect of, or arising from, the Notes and/or the Guarantee, as applicable, and each holder of the Notes will, by virtue of its holding of any Note, be deemed to have waived and to have directed and authorized the Trustees on its behalf to have waived, all such rights of set-off, counterclaim, compensation or retention. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of the Notes in respect of or arising under the Notes or the Guarantee are discharged by set-off, such noteholder will immediately pay an amount equal to the amount of such discharge to the UK Issuer or the Company or, if applicable, the liquidator, trustee, receiver or administrator of the UK Issuer and, until such time as payment is made, will hold a sum equal to such amount on trust for the UK Issuer or the Company or, if applicable, the liquidator, trustee, receiver or administrator in the relevant liquidation, winding-up or administration. Accordingly, such discharge will be deemed not to have taken place.

        Nothing in this provision or "— Event of Default Provisions" below shall affect, apply to or prejudice the payment or reimbursement of the fees, costs, charges, expenses, indemnities, liabilities or remuneration of the Trustees or the rights and remedies of the Trustees in respect thereof.

        The waiver of set-off provisions applicable to the Notes will be governed by English law and the waiver of set-off provisions applicable to the Guarantee will be governed by the laws of Ontario, Canada.

Event of Default Provisions

        The events of default provisions of the Indenture describing certain events of default (Section 6.1), providing for collection suits (Section 6.3) and providing for limitations on suits (Section 6.7) shall not apply to the Notes. The following provisions apply in respect of the Notes:

Event of Default

        An Event of Default under the Notes occurs only in the event of a Liquidation Proceeding of the UK Issuer or the Company other than for the purposes of a Solvent Reorganization of the UK Issuer or the Company.

Payment Default

        If, for a period of 30 days or more, the UK Issuer or the Company are in default in the payment of any principal or interest (including any Arrears of Interest) in respect of the Notes which has become due and payable (a "Payment Default"), then the UK Issuer and/or the Company, as the case may be, will be deemed to be in default under the Indenture and the Notes, and the Trustees may, and if instructed by the holders as described in "— Entitlement of the Trustees" below shall, take such actions as set forth under "— Proceedings" or "— Enforcement" below to institute actions, steps or proceedings for the Liquidation Proceeding of the UK Issuer. For the avoidance of doubt, a Payment Default is not an Event of Default and shall not result in any right of Acceleration pursuant to Section 6.2 of the Indenture.

Proceedings

        If a Payment Default occurs and is continuing, then the UK Issuer or the Company, as the case may be, shall, without notice from the Trustees, be deemed to be in default under the Indenture and the Notes and (subject to the provisions set forth below) the Trustees may, and if instructed by the holders as described in "— Entitlement of the Trustees" below shall, institute actions, steps or proceedings for a Liquidation Proceeding of the UK Issuer, and/or prove in a Liquidation Proceeding of the UK Issuer and/or claim in the liquidation or administration of the UK Issuer, such claim being subordinated, and for the amount, as provided in "— Ranking and Subordination and Waiver of Set-off Provisions — Ranking and Subordination of the Notes".

Enforcement

        Without prejudice to "— Proceedings" and subject to the provisions set forth below and the Indenture, the Trustees may, and if instructed by the holders as described in "— Entitlement of the Trustees" below shall, at any time and without further notice, institute such proceedings or take such steps or actions against the UK Issuer and/or the Company as it may think fit to enforce any term or condition binding on the UK Issuer and/or the Company under the Indenture or the Notes, but in no event shall the UK Issuer and/or the Company, by virtue of the institution of any such proceedings, steps or actions, be obliged to pay any sum or sums in cash or otherwise, sooner than the same would otherwise have been payable by it under the Indenture or the Notes.

Entitlement of Trustees

        The Trustees shall not be bound to take any of the actions referred to in the provisions set forth under "— Proceedings" or "— Enforcement" above against the UK Issuer and/or the Company to enforce the terms of the Indenture or the Notes at the request of the holders of the Notes or take any other action or step under or pursuant to the terms of the Notes or the Indenture unless (i) it shall have been so requested in writing by the holders of the Notes of at least 25% in principal amount of the Notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded by the holders of the Notes to their satisfaction. However, if a Payment Default or an Event of Default has occurred and is continuing, the Trustees shall exercise such of the rights and powers vested in them by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustees shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request of the holders of the Notes of at least 25% in principal amount of the Notes then outstanding. The Trustees shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of each Trustee shall have received written notice from the UK Issuer or a holder describing such default or event of default, and stating that such notice is a notice of default.

Right of Holders of the Notes

        No holder of the Notes shall be entitled to proceed directly against the UK Issuer or the Company or to institute a Liquidation Proceeding of the UK Issuer or claim in the liquidation of the UK Issuer or the Company or to prove in such Liquidation Proceeding unless the Trustees, having become so bound to proceed, institute, prove or claim, fails to do so within a 60 day period and such failure shall be continuing, in which case the holder of the Notes shall have only such rights against the UK Issuer or the Company as those which the Trustees are entitled to exercise as set out in this section.

Extent of Remedy of Holders of the Notes

        No remedy against the UK Issuer or the Company, other than as referred to in this section, shall be available to the Trustees or the holders of the Notes, whether for the recovery of amounts owing in respect of the Notes, the Guarantee or under the Indenture or in respect of any breach by the UK Issuer or the Company of any of their other obligations under or in respect of the Notes, the Guarantee or under the Indenture. For the avoidance of doubt, nothing in the foregoing shall (i) prevent the Trustees from proving in any Liquidation Proceeding (otherwise than for the purposes of a Solvent Reorganization of the UK Issuer or the Company, as the case may be) or administration of the UK Issuer or the Company and/or claiming in any liquidation of the UK Issuer or the Company, or (ii) impair the right of any holder of the Notes to receive payment of principal, premium (if any), interest (including Arrears of Interest) and certain other amounts on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes.

        "Solvent Reorganization" means one or more transactions for the purposes of a reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, or the substitution in place (or similar transaction) of the UK Issuer or the Company, as the case may be, with or to a Successor (as defined herein), the terms of which reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, or the substitution in place (or similar transaction) (x) have previously been provided for by way of a supplemental indenture to the Indenture in accordance with the terms of the Indenture and (y) do not provide that the Notes shall thereby become redeemable or repayable. Any such substitution in place of the UK Issuer or the Company shall only be permitted if it does not result in the Notes no longer being eligible for the same, or a higher amount of, "equity credit" as is attributed to the Notes on the date notice is given to the holder of the Notes of the aforementioned substitution.

Additional Covenants

        In addition to the Optional Interest Deferral Period Restrictions, the Company will covenant for the benefit of the holders of the Notes that the UK Issuer shall at all times remain a subsidiary of the Company. For the avoidance of doubt, there will be no right of acceleration in the case of a default in the performance of any other covenant of the UK Issuer or the Company in the Indenture, although a legal action could be brought to enforce such covenant.

Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance

        Pursuant to the Indenture, neither the UK Issuer nor the Company (in each case for purposes of this paragraph, a "Predecessor") shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this paragraph, a "Successor") unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Indenture in respect of the Notes, and in the case of the Company, its subordinated guarantee of the Notes and (ii) the Notes will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of Notes under the Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the Notes or to the rights and powers of the Trustees under the Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by the UK Issuer or the Company to any one or more of their subsidiaries.

No Sinking Fund

        The Notes will not be entitled to the benefit of any sinking fund.

Payment of Additional Amounts

        All payments made by the UK Issuer or the Company under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, "Taxes") imposed or levied by or on behalf of the government of the United Kingdom and/or Canada or of any province or territory or other jurisdiction thereof or therein or by any authority or agency thereof or therein having power to tax, unless the UK Issuer or the Company (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the UK Issuer or the Company is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of the government of the United Kingdom and/or Canada or of any province or territory or other jurisdiction thereof or therein or by any authority or agency thereof or therein having power to tax from any payment made by it under or with respect to the Notes and the Notes are not redeemed in accordance with the provisions described under "— Optional Tax Redemption", the UK Issuer or the Company (as applicable) will pay such additional amounts (hereinafter "Additional Amounts") as may be necessary so that the net amount received (including Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the Note, being a person with whom the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)), or (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the United Kingdom and/or Canada or any province or territory or other jurisdiction thereof or therein other than the mere ownership, or receiving payments under or enforcing any rights in respect, of such Note as a non-resident or deemed non-resident of the United Kingdom and/or Canada or any province or territory or other jurisdiction thereof or therein; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the Notes; (c) any Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made, except to the extent that the holder of the Notes would have been entitled to such Additional Amounts on presentation of the Notes for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property Tax or any similar Tax; (e) any Tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar requirements concerning the nationality, residence, identity or connection with the United Kingdom and/or Canada or any province or territory or other jurisdiction thereof or therein of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended ("FATCA"), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) Tax or penalty arising from the holder's or beneficial owner's failure to properly comply with the holder's or beneficial owner's obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Income Tax Act (Canada); or (g) any combination of the foregoing clauses (a) to (f).

        The UK Issuer or the Company (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. The UK Issuer or the Company (as applicable) will furnish to the holders of the Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. The UK Issuer and the Company will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the Notes which have not been withheld or deducted and remitted by the UK Issuer or the Company (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder's (including, as applicable, the beneficial owners in respect of any such holder's) net income.

        Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Early Redemption Amount, purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Co-Obligors and/or Additional Guarantors

        Without the consent of any holders, the UK Issuer, when authorized by a resolution of the board of directors of the UK Issuer, the Company and the Trustees, may enter into a supplemental indenture to the Indenture in respect of the Notes, in form satisfactory to the Trustees, for the purpose of adding as a co-obligor (whether as an additional issuer or guarantor) of the Notes, an Affiliate of the UK Issuer or the Company (each, a "Co-Obligor"); provided that any such Co-Obligor shall be organized or formed under the laws of (1) any state of the United States, (2) Canada or any province or territory thereof, (3) the United Kingdom, (4) Australia or (5) any country that is a member of the European Union. Any such supplemental indenture entered into for the purpose of adding a Co-Obligor formed under any jurisdiction other than a state of the United States (each, a

"Non-U.S. Co-Obligor") shall include a provision for (i) the payment of additional amounts in the form substantially similar to that described in "Description of the Notes — Additional Amounts" including, for the avoidance of doubt, provision that Additional Amounts shall be payable if the Non-U.S. Co-Obligor is required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the Notes in respect of Taxes imposed or levied by or on behalf of the jurisdiction of incorporation of such Non-U.S. Co-Obligor or relevant authority thereof or therein having power to tax, with such modifications as the Company and such Non-U.S. Co-Obligor reasonably determine are customary and appropriate for U.S. bondholders to address then-applicable (or potentially applicable future) Taxes imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Non-U.S. Co-Obligor under or with respect to the Notes, including any exceptions thereto as the Company and such Non-U.S. Co-Obligor shall reasonably determine would be customary and appropriate for U.S. bondholders and (ii) the right of any Non-U.S. Co-Obligor to redeem the Notes at the Early Redemption Amount that would be applicable to an Optional Tax Redemption in the event that Additional Amounts become payable by a Non-U.S. Co-Obligor in respect of the Notes as a result of any Tax Law Change (where references to the United Kingdom and Canada in the definition of "Tax Law Change" shall be deemed also to refer to the jurisdiction in which the Non-U.S. Co-Obligor is incorporated) that is announced or becomes effective after the date of such supplemental indenture.

        Any such Co-Obligor shall be jointly and severally liable with the UK Issuer or the Company (as applicable) to pay the principal, premium (if any), interest and certain other amounts on the Notes. The UK Issuer would only add a Co-Obligor if the UK Issuer determines that adding a Co-Obligor would not result in a deemed sale or exchange of the Notes by any holder for U.S. federal income tax purposes under applicable Treasury Regulations.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

Amendment, Supplement and Waiver

        Modifications and amendments of the Indenture may be made by the Company, the UK Issuer and the Trustees with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series issued under the Indenture (including the Notes) affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (1) change the stated maturity of the principal of, or any installment of interest, if any, on any debt security; (2) reduce the principal amount of, or the premium, if any, or the rate of interest, if any, on any debt security; (3) reduce the amount of the principal of any debt security payable upon the acceleration of the maturity thereof, (4) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; (6) reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (7) modify the provisions of the Indenture relating to subordination in a manner that adversely affects the rights of the holders of debt securities; (8) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture; (9) following the mailing of any offer to purchase, modify any offer to purchase for such debt security required to be made pursuant to the terms of such outstanding debt security in a manner materially adverse to the holders thereof; (10) change the premium payable upon redemption of any outstanding debt security, or the dates or times fixed for redemption; or (11) release the Company from its Guarantee under the Indenture.

        The holders of a majority of the principal amount of the Notes may on behalf of the holders of the Notes waive, insofar as the Notes are concerned, compliance by the UK Issuer and the Company with certain restrictive provisions of the Indenture, including the covenants and events of default. The holders of a majority in principal amount of the Notes may waive any past default under the Indenture with respect to the Notes, except a default in the payment of the principal of (or premium, if any) and interest, if any, on the Notes or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. The Indenture or the Notes may be amended or supplemented, without the consent of any holder of debt securities, in order, among other purposes, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of Notes. The Trustees shall not be obligated to enter into any amendment, supplement or waiver that affects each their rights, protections or obligations under the Indenture. The UK Issuer and any Guarantor, as applicable, shall deliver to the Trustees an Officer's Certificate and Opinion of Counsel each stating that (i) all conditions precedent to such amendment, supplement, or waiver have been satisfied, and (ii) the amendment, supplement, or waiver is authorized or permitted by the terms of the Indenture.

Issue of Additional Notes

        The UK Issuer may, at any time and from time to time, issue additional Notes or other subordinated notes without the authorization of holders of the Notes. In the event that the UK Issuer issues additional series of subordinated notes, the rights, privileges, restrictions and conditions attached to such additional series may vary materially from the Notes. In such event, the right of the holders of the Notes to receive interest or principal may rank pari passu with the rights of the holders of other subordinated notes.

The Trustees and the Paying Agent

        The address of the Canadian Trustee is 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Yl. The "Place of Payment" for the Notes will be at the address of the U.S. Trustee and Paying Agent, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111. Neither Trustee has participated in the preparation of this Prospectus or makes any representation or warranty as to the accuracy or validity of the information contained herein.

Governing Law

        The Notes, the Guarantee and the Indenture will be governed by the laws of the state of New York, except for the subordination provisions and waiver of set-off provisions with respect to the Notes, which will be governed under English law, and the subordination provisions and waiver of set-off provisions with respect to the Guarantee, which will be governed under the laws of Ontario, Canada.

Book-Entry Only Form

        Upon issuance, the Notes will be represented by one or more fully registered global securities (the "Global Securities") registered in the name of Cede & Co. (the nominee of The Depository Trust Company (the "Clearing Agency")), or such other name as may be requested by an authorized representative of the Clearing Agency. The authorized denominations of each Note will be $25 and integral multiples of $25 in excess thereof. Accordingly, the Notes may be transferred or exchanged only through the Clearing Agency and its Participants. Except as described below, owners of beneficial interests in the Global Securities will not be entitled to receive the Notes in definitive form.

        Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect Participants in the Clearing Agency. Holders of the Notes may elect to hold interests in the Notes in book-entry form through either the Clearing Agency in the U.S. or Clearstream Banking, société anonyme ("Clearstream"), or Euroclear Bank S.A./N.V. ("Euroclear"), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Clearing Agency.

        Each person owning a beneficial interest in a Global Security must rely on the procedures of the Clearing Agency and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing the Notes.

        The following is based on information furnished by the Clearing Agency:

        The Clearing Agency is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. The Clearing Agency holds securities that its Participants deposit with the Clearing Agency. The Clearing Agency also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. These direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Clearing Agency is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for the Clearing Agency, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Clearing Agency's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Clearing Agency and its Participants are on file with the SEC.

        Purchases of the Notes under the Clearing Agency's system must be made by or through Direct Participants, which will receive a credit for such Notes on the Clearing Agency's records. The ownership interest of each actual purchaser of each Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Clearing Agency of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing the Notes will not receive the Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.

        To facilitate subsequent transfers, the Global Securities representing the Notes which are deposited with the Clearing Agency are registered in the name of the Clearing Agency's nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Clearing Agency. The deposit of Global Securities with the Clearing Agency and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The Clearing Agency has no knowledge of the actual Beneficial Owners of the Global Securities representing the Notes; the Clearing Agency's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the Clearing Agency to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither the Clearing Agency nor Cede & Co. (nor such other nominee of the Clearing Agency) will consent or vote with respect to the Global Securities representing the Notes. Under its usual procedures, the Clearing Agency mails an "omnibus proxy" to the UK Issuer as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

        Principal, premium (if any), interest and certain other amounts payable on the Global Securities representing the Notes will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency). The Clearing Agency's practice is to credit Direct

Participants' accounts, upon the Clearing Agency's receipt of funds and corresponding detailed information from the UK Issuer or the Trustees, on the applicable payment date in accordance with their respective holdings shown on the Clearing Agency's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Clearing Agency, the applicable Trustees or the UK Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any), interest and certain other amounts to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Clearing Agency) is the responsibility of the UK Issuer or the applicable Trustee (provided it has received funds from the UK Issuer), disbursement of such payments to Direct Participants shall be the responsibility of the Clearing Agency, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        The Clearing Agency may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the UK Issuer or the Trustees. Under such circumstances, in the event that a successor securities depository is not obtained, Notes in definitive form are required to be printed and delivered to each holder.

        The UK Issuer may decide to discontinue use of the system of book-entry transfers through the Clearing Agency (or a successor securities depositary). In that event, the Notes in definitive form will be printed and delivered.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream participants"), and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters of the Offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the Clearing Agency for Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear participants"), and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. ("Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters of the Offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payment with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear System.

        The information in this section concerning the Clearing Agency and the Clearing Agency's book-entry system, Clearstream and Euroclear has been obtained from sources that the UK Issuer and the Company believe to be reliable, but is subject to any changes to the arrangements between the UK Issuer and the Clearing Agency and any changes to such procedures that may be instituted unilaterally by the Clearing Agency, Clearstream and Euroclear.

Transfers

        Transfers of ownership of the Notes will be effected only through records maintained by the Clearing Agency for such Notes with respect to interests of Participants and on the records of Participants with respect to interests of persons other than Participants. Holders of the Notes who are not Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interests in the Notes, may do so only through Participants. The ability of a holder to pledge Notes or otherwise take action with respect to such holder's interest in Notes (other than through a Participant) may be limited due to the lack of a physical certificate. See "Risk Factors — Risks Relating to the Notes — There is no assurance that an active trading market will develop in the Notes." The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any note (including any transfers between or among participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Payments and Deliveries

        As long as the Clearing Agency is the registered owner of the Notes, the Clearing Agency will be considered the sole owner of the Notes for the purposes of receiving payments on the Notes. Payments of interest in respect of the Notes will be made by the UK Issuer to the Clearing Agency as the registered holder of the Notes and the UK Issuer understands that such payments will be forwarded by the Clearing Agency to Participants in accordance with the applicable procedures of the Clearing Agency. As long as the Notes are held in the Clearing Agency's book-entry only system, the responsibility and liability of the Trustees, the Company and/or the UK Issuer in respect of the Notes is limited to making payment of any amount due on the Notes.

 UNDERWRITING

        Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as the representatives (collectively, the "Representatives") to the several underwriters (collectively, the "Underwriters") named in Schedule II to a certain underwriting agreement (the "Underwriting Agreement") between the UK Issuer, the Company and the Representatives. Subject to the terms and conditions set forth in an Underwriting Agreement, the UK Issuer has agreed to sell to the Underwriters, and each of the Underwriters has agreed, severally and not jointly, to purchase from the UK Issuer, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes ($)
Wells Fargo Securities, LLC	$36,000,000
BofA Securities, Inc.	36,000,000
J.P. Morgan Securities LLC	36,000,000
Morgan Stanley & Co. LLC	36,000,000
RBC Capital Markets, LLC	36,000,000
SMBC Nikko Securities America, Inc.	8,000,000
Deutsche Bank Securities Inc.	3,000,000
Citigroup Global Markets Inc.	3,000,000
Mizuho Securities USA LLC	3,000,000
MUFG Securities Americas Inc.	3,000,000

Total	$200,000,000

        Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the Underwriting Agreement (other than those covered by the Underwriters' Over-Allotment Option to purchase additional Notes described below) if any of these Notes are purchased. If an Underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

        The offering price of $200,000,000 (less the Underwriters' fees) will be payable in cash to the UK Issuer against delivery on or about November 24, 2020.

        If the Underwriters sell more Notes than the total number set forth in the table above, we have granted to the Underwriters an Over-Allotment Option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to $30,000,000 aggregate principal amount of additional Notes at the offering price less the underwriting discount. To the extent the Over-Allotment Option is exercised, each Underwriter must purchase a number of additional Notes approximately proportionate to that Underwriter's initial purchase commitment. Any Notes issued or sold under the Over-Allotment Option will be issued and sold on the same terms and conditions as the other Notes that are the subject of this Offering.

        The UK Issuer and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act and any Canadian securities laws, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

        The Underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer's certificates and legal opinions. The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes may be terminated at their discretion if there is a material adverse change in the financial markets which makes it impracticable to proceed with the Offering and may also be terminated upon the occurrence of certain stated events. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The offering price and the other terms of the Notes have been determined by negotiation between the UK Issuer, the Company and the Underwriters.

        This Prospectus Supplement does not constitute an offer of the Notes, directly or indirectly, in Canada or to residents of Canada. Each Underwriter, severally and not jointly, has represented and agreed that it has not offered or sold, directly or indirectly, and will not, directly or indirectly, offer, sell or deliver, any of the Notes in or from Canada or to any resident of Canada.

Commissions and Discounts

        The Representatives have advised the UK Issuer and the Company that the Underwriters propose initially to offer the Notes at the public offering price set forth on the cover page of this Prospectus Supplement and may offer the Notes to dealers at that price less a concession not in excess of $0.15 per Note sold to institutional investors and $0.50 per Note sold to retail investors. The Underwriters may allow, and those dealers may reallow, a discount not in excess of $0.45 per Note to certain other dealers. After the initial offering, the public offering price, concession or any other term of the Offering may be changed.

        The following table shows the public offering price, underwriting commission and net proceeds from the Offering. These amounts are shown assuming both no exercise and full exercise of the Underwriters' Over-Allotment Option.

	Per Note	Total (No Exercise of Over-Allotment Option)(1)	Total (Full Exercise of Over-Allotment Option)(2)
Public offering price	100%	$200,000,000.00	$230,000,000.00
Underwriting commission	3.0855%	$6,171,000.00	$7,116,000.00
Net Proceeds(3)	96.9145%	$193,829,000.00	$222,884,000.00

(1)
Reflects $6,000,000.00 principal amount of Notes sold to institutional investors, for which the Underwriters received an underwriting commission of $0.2500 per Note, and $194,000,000.00 principal amount of Notes sold to retail investors, for which the Underwriters received an underwriting commission of $0.7875 per Note.

(2)
Assumes all of the additional $30,000,000 principal amount of Notes is sold to retail investors, for which the Underwriters would receive an underwriting commission of $0.7875 per Note.

(3)
After deducting the underwriting commission but before accounting for any additional expenses of the Offering paid or payable by the Company.

        We estimate that total expenses of the Offering, excluding the underwriting commission, will be approximately $700,000.

New Issue of Notes

        The Notes are a new issue of securities with no established trading market. The UK Issuer intends to apply for listing of the Notes on the NYSE. Listing will be subject to the UK Issuer fulfilling all the listing requirements of the NYSE. If approved for listing, trading on the NYSE is expected to commence within 30 days after the Notes are first issued. The UK Issuer and the Company have been advised by the Underwriters that they presently intend to make a market in the Notes after completion of the Offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. The UK Issuer and the Company cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the Company's operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

        In the Underwriting Agreement, the UK Issuer and the Company have agreed that they will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the UK

Issuer, the Company or any affiliate of the UK Issuer, the Company or any person in privity with the UK Issuer, the Company or any affiliate of the UK Issuer or the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Exchange Act, any debt securities issued or guaranteed by the UK Issuer or the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the closing of the Over-Allotment Option of the Notes. For the avoidance of doubt, this provision shall not prohibit the incurrence of indebtedness by the Company under any commercial paper program or under the Company's revolving credit facilities in effect on the date of the Underwriting Agreement.

Price Stabilization, Short Positions

        In connection with the Offering, the Underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, which may include purchases pursuant to the Underwriters' Over-Allotment Option, and stabilizing transactions. Short sales involve the sale by the Underwriters of a greater principal amount of Notes than they are required to purchase in the Offering. The Underwriters must close out any short position by purchasing Notes in the open market or by exercising the Over-Allotment Option. A short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the Offering. Stabilizing transactions consist of various bids for or purchases of Notes made by the Underwriters in the open market to peg, fix or maintain the price of the Notes prior to the completion of the Offering.

        Similar to other purchase transactions, the Underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

        Neither the UK Issuer, the Company nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the UK Issuer, the Company nor any of the Underwriters make any representation that the Underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the UK Issuer, the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the Underwriters are lenders under the Company and its subsidiaries' credit facilities for which they have received, and in the future would receive, customary fees.

        In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters or their affiliates have a lending relationship with the Company and routinely hedge, and certain other of those Underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

        The UK Issuer and the Company expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this Prospectus Supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to their delivery hereunder will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU)2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This Prospectus has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This Prospectus is not a prospectus for the purposes of the Prospectus Regulation.

        References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

        The above selling restrictions is in addition to any other selling restriction set out below.

Notice to Prospective Investors in the United Kingdom

        In the UK, this Prospectus Supplement and the accompanying Base Shelf Prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This Prospectus Supplement and the accompanying Base Shelf Prospectus is directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this Prospectus Supplement and the accompanying Base Shelf Prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

        The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance

(Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each Underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This Prospectus Supplement and the accompanying Base Shelf Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and the accompanying Base Shelf Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

        The Notes offered under this Prospectus Supplement and the accompanying Base Shelf Prospectus are not being, and may not be, offered or sold, directly or indirectly, in Canada or to any resident of Canada.

Notice to Prospective Investors in Switzerland

        The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain U.S. federal income tax consequences generally applicable to the ownership and disposition of Notes by a U.S. Holder (as defined below). This summary applies to you only if you acquire Notes in the Offering and you hold your Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including estate and gift, foreign, state, or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a holder subject to special rules, such as:

  •
  a dealer in securities;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  •
  a financial institution, real estate investment trust, or regulated investment company;

  •
  an insurance company;

  •
  a tax-exempt organization, qualified retirement plan, individual retirement account, or other tax-deferred account;

  •
  a person that directly, indirectly, or constructively (including through ownership of the shares of our indirect parent company, BAM) owns 10% or more of the combined voting power of our voting stock or of the total value of our stock (including any instrument treated as equity for U.S. federal income tax purposes, such as the Notes);

  •
  a person holding the Notes as part of a hedging transaction, "straddle," conversion transaction, constructive sale, or other integrated transaction;

  •
  a U.S. expatriate;

  •
  a partnership or other entity classified as a partnership for U.S. federal income tax purposes, or a partner therein; or

  •
  a U.S. Holder whose functional currency for tax purposes is not the U.S. dollar.

        If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners generally will depend on the status of the partners and your activities. If you are a partnership owning the Notes or a partner in such a partnership, you are urged to consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning the Notes.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary, and proposed Treasury regulations thereunder (the "Treasury Regulations"), administrative pronouncements, and judicial decisions, all as in effect on the date hereof. All of the foregoing authorities are subject to differing interpretations or change (possibly with retroactive effect), and any such differing interpretations or change may result in U.S. federal income tax consequences to you that are materially different from those described herein. No ruling from the IRS has been or will be sought with respect to the matters described below, and the IRS, or a court, may take a different view of the consequences described below.

        This discussion does not address any aspect of state, local, or non-U.S. taxation, or any taxes other than U.S. federal income taxes. You are urged to consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction.

        For purposes of this discussion, you are a "U.S. Holder" if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

  •
  a citizen or individual who is a resident of the United States;

  •
  a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (i) if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Notes, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. No statutory, regulatory, judicial, or administrative authority directly addresses how the Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Notes are uncertain. U.S. Holders are urged to consult their tax advisers with respect to the U.S. federal, state, local, and non-U.S. tax consequences of the ownership and disposition of Notes.

Characterization of the Notes for U.S. Federal Income Tax Purposes

        No authority directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. We believe, and the discussion below assumes, that the Notes will be treated as equity of the UK Issuer for U.S. federal income tax purposes. This characterization will be binding on a holder of Notes, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return. Our characterization, however, is not binding on the IRS.

Payments of Interest

        In general, the gross amount of each payment of interest on the Notes (including any amounts withheld in respect of United Kingdom taxes and, without duplication, any additional amounts paid with respect thereto) will be included in your gross income as a dividend to the extent paid out of the UK Issuer's current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussion below under "— PFIC Considerations," to the extent that the amount of any such payment exceeds the UK Issuer's current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in the Notes, and to the extent the amount of such payment exceeds your tax basis, the excess will be treated as capital gain. The UK Issuer currently does not intend to calculate its earnings and profits under U.S. federal income tax principles. Accordingly, you should expect that payments of interest will be reported as dividends for U.S. federal income tax purposes.

        Interest payments made with respect to the Notes that are treated as dividends for U.S. federal income tax purposes generally should be taxable to non-corporate U.S. Holders at the preferential rates applicable to long-term capital gains if the dividends constitute "qualified dividend income." To be eligible for these reduced rates, such holders generally must hold the Notes for more than 60 days during the 121-day period beginning 60 days before the applicable interest payment date and meet other holding period requirements. Assuming such holding period requirements are met, a payment treated as a dividend generally will be qualified dividend income provided that, in the taxable year the payment is received, (i) the Notes are readily tradable on an established securities market in the United States and (ii) the UK Issuer is not treated as a PFIC for such taxable year or for the preceding taxable year. See the discussion under "— PFIC Considerations." We intend to apply to list the Notes on the NYSE, and we therefore expect that payments with respect to the Notes will be qualified dividend income, but there can be no assurance that the Notes will be listed and actively traded on the NYSE. Amounts we pay with respect to the Notes will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

        Interest payments with respect to the Notes that are treated as dividends generally will be income from sources outside the United States and generally will be "passive" income for purposes of computing the foreign tax credit allowable to a U.S. Holder. Subject to applicable limitations, some of which vary depending upon a holder's particular circumstances, United Kingdom taxes withheld from interest paid to a U.S. Holder who is not eligible for a reduction in or exemption from United Kingdom withholding tax (under an applicable income tax treaty or otherwise) will be creditable against the U.S. federal income tax liability of the U.S. Holder of the Notes. The rules governing foreign tax credits are complex, and you are urged to consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances.

Sale or Disposition of the Notes

        Subject to the discussion under "— PFIC Considerations" below, you generally will recognize capital gain or loss upon the sale, exchange, or other taxable disposition of your Notes in an amount equal to the difference between the U.S. dollar value of the amount realized at such time and your adjusted tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Such capital gain or loss will be long-term capital gain or loss if you held your Notes for more than one year. Long-term capital gain of a non-corporate U.S. Holder of the Notes generally is taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders generally are expected to be subject to such capital gain or loss treatment upon a redemption of the Notes, except that a U.S. Holder that actually or constructively continues to own equity of the UK Issuer following a redemption (including, for example, by reason of owning shares of our indirect parent company, BAM) may be subject to Section 302 of the Code, which could cause the redemption proceeds to be treated as dividend income. Any such holder is urged to consult its tax adviser regarding the tax treatment of a redemption of the Notes.

Substitution or Variation

        In certain circumstances, we may elect to substitute Qualifying Securities for the Notes, or to vary certain terms of the Notes with the effect that they become or remain Qualifying Securities. See "Description of the Notes — Redemption Provisions — Substitution or Variation." Because the terms of any such substituted or modified Notes are not currently known, U.S. Holders are urged to consult their tax advisers regarding the tax consequences of any such substitution or variation, including the potential for any such substitution or variation to be a taxable event for U.S. federal income tax purposes, as well as the tax consequences of owning or disposing of any substituted or modified Notes.

PFIC Considerations

        In general, a non-U.S. corporation will be treated as a PFIC for any taxable year in which (i) 75% or more of its gross income is "passive income" under the PFIC rules or (ii) 50% or more of the value of its assets, determined on the basis of a quarterly average, is attributable to assets that produce or are held for the production of "passive income." Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Passive income does not, however, include interest, dividends, rents, or royalties received or accrued from certain "related persons" to the extent such amounts are properly allocable to income of such related persons that is not passive income. An instrument generating such income is not treated as passive to the extent that it generates non-passive income. If the UK Issuer is treated as a PFIC with respect to you for any taxable year, it generally will continue to be treated as a PFIC with respect to you in all succeeding taxable years, regardless of whether it continues to meet the PFIC requirements in such years, unless certain elections (discussed below) are made.

        In the absence of rules addressing the allocation of interest between passive and non-passive income for purposes of the "related person" rule described above, one approach generally taken has been to allocate such income by analogy to the Treasury Regulations limiting the availability of foreign tax credits. Pursuant to these regulations, related person interest is allocated on the basis of a "cream-skimming rule," whereby interest is first treated as passive income to the payee to the extent that the payor has passive income and only then treated as non-passive. However, the U.S. Treasury Department has issued proposed Treasury Regulations that do not adopt the "cream-skimming rule." Instead, these regulations propose a rule under which payments of interest to a related person are treated for PFIC purposes as passive or non-passive income to the payee on a ratable basis in proportion to the ratio of the payor's passive and non-passive income for its taxable year to the payor's total income for the taxable year that ends with or within the taxable year of the payee. Taxpayers are permitted to rely on the proposed regulations until final regulations are issued, provided they apply the rules consistently.

        We believe that under the rules set forth in the proposed Treasury Regulations a significant amount of the interest income the UK Issuer will receive from related persons is properly allocable to income of such related persons that is not passive income and that the UK Issuer otherwise will not have (and will not be treated as having) passive income or assets that generate passive income exceeding the applicable thresholds. Accordingly, based on the UK Issuer's expected income, assets, and activities, we do not expect the UK Issuer to be classified as a PFIC for the current taxable year or for the foreseeable future with respect to U.S. Holders that apply the proposed regulations consistently. We have not determined, however, whether the UK Issuer would be a PFIC — under the "cream-skimming rule" — if the proposed regulations are not applied. The proposed regulations could be withdrawn or changed before they are finalized, and we cannot be certain that the UK Issuer would not be treated as a PFIC if that were to occur. Moreover, the determination of whether a non-U.S. corporation such as the UK Issuer is a PFIC is based on the application of other complex U.S. federal income tax rules, which are subject to differing interpretations, and will depend on the composition of the UK Issuer's income and assets from time to time and the nature of its activities. PFIC classification is factual in nature, and generally cannot be determined until the close of the taxable year in question. Consequently, there can be no assurance regarding the PFIC status of the UK Issuer for the current or any future taxable year.

        In general, if the UK Issuer were a PFIC for any taxable year during a U.S. Holder's holding period for the Notes, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the Notes would be allocated ratably over the U.S. Holder's holding period for the Notes. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before the UK Issuer became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Notes were to exceed 125% of the average of the annual distributions on the Notes received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.

        Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If a U.S. Holder were to make an election to treat such holder's interest in the UK Issuer as a "qualified electing fund" for the first year such holder were treated as holding such interest, then in lieu of the tax consequences described in the preceding paragraph, the U.S. Holder would be required to include in income, for each taxable year that the UK Issuer were classified as a PFIC, a portion of the ordinary earnings and net capital gains of the UK Issuer, even if not distributed to the holder. To make a qualified electing fund election, a U.S. Holder must, among other things, obtain a PFIC annual information statement and prepare and submit IRS Form 8621 with such U.S. Holder's annual income tax return. To the extent reasonably practicable, we intend to make available the information necessary for U.S. Holders to make qualified electing fund elections if, contrary to our expectations, we determine that the UK Issuer is classified as a PFIC.

        In lieu of making a qualified electing fund election, if the UK Issuer is a PFIC for any taxable year and the Notes are treated as "marketable stock" in such year, then you may avoid the unfavorable rules described above by making a mark-to-market election with respect to your Notes. The Notes will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. The Notes will be considered to be regularly traded (i) during the current calendar year, if they are traded, other than in de minimis quantities, on at least five days during the current calendar quarter or at least 1/6 of the days remaining in the current calendar quarter, whichever is greater, and (ii) during any other calendar year, if they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. In general, if you were to timely make the mark-to-market election, you would include as ordinary income each year the excess, if any, of the fair market value of your Notes at the end of the taxable year over your adjusted basis in your Notes. You would also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Notes over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Notes would be adjusted to reflect any such income or loss. Any gain that you recognize on the sale or other disposition of your Notes would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. Once made, a mark-to-market election cannot be revoked without the consent of the IRS, unless the Notes cease to be marketable stock.

        Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects, and the proposed Treasury Regulations discussed above have yet to be made final. You are urged to consult your tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the proposed Treasury Regulations, as well as the advisability of making any available election under the PFIC rules, with respect to your ownership and disposition of the Notes.

Specified Foreign Financial Assets

        Certain U.S. Holders that own "specified foreign financial assets" with an aggregate value exceeding certain thresholds generally are required to report certain information regarding such assets by filing IRS Form 8938 with their U.S. federal income tax returns. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Notes issued in certificated form) that are not held in accounts maintained by financial institutions. U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors are urged to consult their tax advisers concerning the application of these rules to their investment in the Notes.

Information Reporting and Backup Withholding

        Payments on the Notes made to a U.S. Holder and proceeds from the sale or other disposition of the Notes may be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS

Payment of Interest on the Notes

        The following is a summary of the UK Issuer's and the Company's understanding of United Kingdom law and published HM Revenue and Customs practice (as of the date of this Prospectus Supplement), relating only to the United Kingdom withholding tax treatment of payments of interest and annual payments (as each term is understood for United Kingdom tax purposes) in respect of the Notes. The summary does not deal with any other United Kingdom taxation implications of acquiring, holding or disposing of Notes. The United Kingdom tax treatment of prospective Noteholders depends on their individual circumstances and may be subject to change in the future. Prospective Noteholders who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice immediately.

  (A)
  Payments of interest on the Notes may be made without withholding or deduction for or on account of United Kingdom income tax provided that the Notes carry a right to interest and the Notes are and continue to be listed on a "recognised stock exchange" within the meaning of Section 1005 of the Income Tax Act 2007. The UK Issuer intends to apply to list the Notes on the NYSE, which is a recognised stock exchange for these purposes. Provided, therefore, that the Notes carry a right to interest and are, and remain, so listed on a "recognised stock exchange," interest on the Notes will be payable without withholding or deduction for or on account of United Kingdom tax.

  (B)
  In other cases an amount must generally be withheld from payments of interest on the Notes that have a United Kingdom source on account of United Kingdom income tax at the basic rate (as of the date of this Prospectus Supplement, 20 per cent.), subject to any other available exemptions and reliefs. It is expected that payments of interest on the Notes by the UK Issuer will have a United Kingdom source. However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a beneficial owner of Notes, HM Revenue and Customs can issue a notice to the Issuer to pay interest to the relevant Noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

  (C)
  The United Kingdom withholding tax treatment of payments by the Company under the terms of the Guarantee which have a United Kingdom source is uncertain. In particular, such payments by the Company may be treated as annual payments and not interest and therefore not be eligible for the exemption described in paragraph (A) above in relation to payments of interest. Accordingly, if the Company makes any such payments, these may be subject to United Kingdom withholding tax at the basic rate.

Stamp duty and stamp duty reserve tax

        The UK Issuer and the Company expect that no United Kingdom stamp duty or stamp duty reserve tax should be payable on issue of the Notes or on a transfer of the Notes.

The proposed European Financial Transactions Tax ("FTT")

        On February 14, 2013, the European Commission published a proposal (the "Commission's Proposal") for a Directive for a common FTT in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (together, the "participating Member States") and Estonia. However, Estonia has since stated that it will not participate.

        The Commission's Proposal has very broad scope and could, if introduced in the form proposed in 2013, apply to certain dealings in Notes (including secondary market transactions) in certain circumstances. Primary market transactions referred to in Article 5(c) of Regulation (EC) No 1287/2006 are exempt. Under the Commission's Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State.

        A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or

(b) where the financial instrument which is subject to the dealings is issued in a participating Member State. However, the FTT proposal remains subject to negotiation between the participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional European Union Member States may decide to participate.

        Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

PRIOR SALES

        No debt securities have been issued by the UK Issuer during the 12 months preceding the date of this Prospectus Supplement.

LEGAL MATTERS

        Certain legal matters in connection with the Offering hereunder will be passed upon on behalf of the UK Issuer by Herbert Smith Freehills LLP of London, United Kingdom, with respect to English legal matters and on behalf of the UK Issuer and the Company by Torys LLP of Toronto, Ontario and New York, New York with respect to Canadian and U.S. legal matters. Certain legal matters in connection with the Offering hereunder will be passed upon on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP of Toronto, Ontario, with respect to U.S. and English legal matters, and Goodmans LLP of Toronto, Ontario, with respect to Canadian legal matters.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 40-F and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario, M5H 0A9.

        Deloitte LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario.

EXPENSES

        The following are the estimated expenses of the offering of the Notes, all of which have been or will be paid by the Company. All amounts are estimates, other than the SEC registration fee.

SEC registration fee	$25,093	†
Exchange listing fees	31,680
Trustees & transfer agent fees	40,000
Printing and engraving costs	22,000
Legal fees and expenses	527,000
Accounting fees and expenses	52,000
Miscellaneous	2,160
Total	$699,933

†
Previously paid.

Base Shelf Prospectus

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, Telephone: (416) 363-9491, and are also available electronically at the Canadian Securities Administrators' Website at www.sedar.com.

New Issue	October 6, 2020

SHORT FORM BASE SHELF PROSPECTUS

US$3,500,000,000

BROOKFIELD ASSET
MANAGEMENT INC.

Debt Securities
Class A Preference Shares
Class A Limited Voting Shares

BROOKFIELD FINANCE INC.	BROOKFIELD FINANCE II INC.	BROOKFIELD FINANCE LLC
Debt Securities	Debt Securities	Debt Securities
BROOKFIELD FINANCE II LLC	BROOKFIELD FINANCE (AUSTRALIA) PTY LTD	BROOKFIELD FINANCE I (UK) PLC
Preferred Shares (representing limited liability company interests)	Debt Securities	Debt Securities

During the 25-month period that this short form base shelf prospectus, including any amendments hereto (this "Prospectus"), remains effective, (i) each of Brookfield Asset Management Inc. (the "Company" or "BAM"), Brookfield Finance Inc. ("BFI"), Brookfield Finance LLC (the "US LLC Issuer"), Brookfield Finance II Inc. ("BFI II"), Brookfield Finance (Australia) Pty Ltd (the "AUS Issuer") and Brookfield Finance I (UK) PLC (the "UK Issuer," and together with BFI, the US LLC Issuer, BFI II and the AUS Issuer, the "Finance Debt Issuers") may from time to time offer and issue senior or subordinated, as applicable, unsecured debt securities (the "BAM Debt Securities", "BFI Debt Securities", "US LLC Debt Securities", "BFI II Debt Securities", "AUS Issuer Debt Securities" and "UK Issuer Debt Securities" respectively, and collectively the "Debt Securities"), (ii) the Company may from time to time offer and issue Class A Preference Shares (the "BAM Preference Shares") and Class A Limited Voting Shares (the "Class A Shares") and (iii) Brookfield Finance II LLC (the "US Pref Issuer") (collectively with BAM, BFI, the US LLC Issuer, BFI II, the AUS Issuer and the UK Issuer, the "Issuers" and each an "Issuer") may from time to time offer and issue preferred shares representing limited liability company interests (the "US Preferred Shares", and together with the BAM Preference Shares, the "Preference Securities", and the Preference Securities, Class A Shares and Debt Securities collectively referred to herein as the "Securities"). Each of the BFI Debt Securities, US LLC Debt Securities, BFI II Debt Securities, AUS Issuer Debt Securities and UK Issuer Debt Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest and certain other amounts by the Company, and the US Preferred Shares will be fully and unconditionally guaranteed as to the payment of distributions when due, the payment of amounts due on redemption, and the payment of amounts due on the liquidation, dissolution or winding-up of the US Pref Issuer, in each case by the Company.

The Company, BFI and BFI II are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with the Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a Prospectus Supplement (as defined below). Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company, BFI, BFI II, the AUS Issuer and the UK Issuer are incorporated or organized under the laws of a foreign jurisdiction outside of the United States and that some or all of their officers and directors may be residents of a foreign jurisdiction outside of the United States, that some or all of the underwriters or experts named or to be named in the registration statement may be residents of a foreign jurisdiction outside of the United States and that all or a substantial portion of the assets of the Issuers and such persons may be located outside the United States.

See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" beginning on pages iii and 2 for a discussion of certain risks that you should consider in connection with an investment in these Securities.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE COMMISSION, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Collectively, the Issuers may offer and issue Securities either separately or together, in one or more offerings in an aggregate principal amount of up to US$3,500,000,000 (or the equivalent in other currencies or currency units). Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to be delivered to purchasers together with this Prospectus, and may include, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at the option of the Issuer or the holders, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price (or the manner of determination thereof if offered on a non-fixed price basis), any exchange or conversion terms and any other specific terms, (ii) in the case of the BAM Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms, (iii) in the case of Class A Shares, the number of shares offered, the issue price and any other specific terms, and (iv) in the case of the US Preferred Shares, the designation of the particular class, series, aggregate principal amount, the number of shares representing limited liability company interests offered, the issue price, the distribution rate, the distribution payment dates, any terms for redemption at the option of the US Pref Issuer or the holder, any exchange or conversion terms and any other specific terms. Each such Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of each such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The Issuers have filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that they will not distribute, under this Prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the Prospectus Supplement, pertaining to the distribution of such Securities, with the applicable regulator.

The Company's, BFI's and BFI II's head and registered offices are at Suite 300, Brookfield Place, 181 Bay Street, P.O. Box 762, Toronto, Ontario, M5J 2T3. The US LLC Issuer's and the US Pref Issuer's head and registered office is at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023. The AUS Issuer's registered and head office is Level 22, 135 King Street, Sydney, NSW, Australia 2000. The UK Issuer's registered and head office is Level 25 One Canada Square, London, United Kingdom, E14 5AA.

The Issuers may sell the Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to each series of offered Securities will identify each person who may be deemed to be an underwriter or agent with respect to such series and will set forth the terms of the offering of such series, including, to the extent applicable, the initial public offering price, the proceeds to the applicable Issuer, the underwriting commissions or agent commissions, as applicable, and any other concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the related Prospectus Supplement.

In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

The outstanding BAM Preference Shares, Series 2, Series 4, Series 8, Series 9, Series 13, Series 17, Series 18, Series 24, Series 25, Series 26, Series 28, Series 30, Series 32, Series 34, Series 36, Series 37, Series 38, Series 40, Series 42, Series 44, Series 46 and Series 48 are listed on the Toronto Stock Exchange. The outstanding Class A Shares are listed for trading on the New York and Toronto stock exchanges.

The US LLC Issuer, the US Pref Issuer, the AUS Issuer, the UK Issuer, certain directors of each of the Company, the AUS Issuer and the UK Issuer and certain managers of the US LLC Issuer and the US Pref Issuer (collectively, the "Non-Residents") are incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or reside outside of Canada, as applicable. Although each of the Non-Residents has appointed the Company, Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3, as its agent for service of process in Ontario, it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a non-Canadian jurisdiction or resides outside of Canada, even if the Non-Resident has appointed an agent for service of process. See "Agent for Service of Process".

There is no market through which the Debt Securities or the Preference Securities may be sold and purchasers may not be able to resell Debt Securities or Preference Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities or the Preference Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities or the Preference Securities, and the extent of issuer regulation. See "Risk Factors".

        In this Prospectus, unless the context otherwise indicates, references to the "Company" refer to Brookfield Asset Management Inc. and references to "we", "us", "our" and "Brookfield" refer to the Company and its direct and indirect subsidiaries including BFI, the US LLC Issuer, BFI II, the AUS Issuer, the UK Issuer and the US Pref Issuer. All dollar amounts set forth in this Prospectus and any Prospectus Supplement are in U.S. dollars, except where otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents, filed with the securities regulatory authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the Commission, are specifically incorporated by reference in this Prospectus:

  (a)    the Company's annual information form for the financial year ended December 31, 2019, filed on SEDAR on March 26, 2020 (the "AIF");

  (b)    the Company's audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2019 and 2018, together with the accompanying auditor's report thereon;

  (c)    the management's discussion and analysis for the audited comparative consolidated financial statements referred to in paragraph (b) above (the "MD&A");

  (d)    the Company's unaudited comparative interim consolidated financial statements for the three and six months ended June 30, 2020 and 2019;

i

  (e)    the management's discussion and analysis for the unaudited comparative interim consolidated financial statements referred to in paragraph (d) above (the "Interim MD&A"); and

  (f)    the Company's management information circular filed on SEDAR on May 13, 2020.

        Any documents of the Company, and if applicable, the Finance Debt Issuers and the US Pref Issuer, of the type described in item 11.1 of Form 44-101F1 — Short Form Prospectus, and any "template version" of "marketing materials" (each as defined in National Instrument 41-101 — General Prospectus Requirements ("NI 41-101")), that are required to be filed by the Company, and if applicable, the Finance Debt Issuers and the US Pref Issuer with the applicable securities regulatory authorities in Canada, after the date of this Prospectus and prior to the termination of the applicable offering of Securities shall be deemed to be incorporated by reference into this Prospectus. Each annual report on Form 40-F filed by the Company will be incorporated by reference into this Prospectus and the U.S. registration statement on Forms F-10 and F-3 of which it forms a part (the "Registration Statement"). In addition, any report on Form 6-K filed by the Company with the Commission after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the Registration Statement if and to the extent expressly provided in such report. The Company's reports on Form 6-K and its annual report on Form 40-F are available at the Commission's website at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or includes any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new annual information form and new interim or annual financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous interim or annual financial statements and all material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular in connection with an annual meeting being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for purposes of the offering of Securities covered by that Prospectus Supplement.

        Prospective investors should rely only on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement and on the other information included in the Registration Statement relating to the Securities and of which this Prospectus is a part. The Issuers have not authorized anyone to provide different or additional information.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of the Company at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 telephone: (416) 363-9491, and are also available electronically on System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

AVAILABLE INFORMATION

        The Issuers have filed the Registration Statement with the Commission under the United States Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

        The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Commission maintains an Internet site (http://www.sec.gov) that makes available reports and other information that the Company files or furnishes electronically with it. The Company's Internet site can be found at http://bam.brookfield.com. The information on our website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to our website in this Prospectus is an inactive textual reference only.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain forward-looking information and other "forward-looking statements" within the meaning of Canadian and United States securities laws, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, including, but not limited to, statements that reflect management's expectations regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of Brookfield, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods.

        The words "expects," "likely", "anticipates," "plans," "believes," "estimates," "seeks," "intends," "targets," "projects," "forecasts" or negative versions thereof and other similar expressions, or future or conditional verbs such as "may," "will," "should," "would" and "could", which are predictions of or indicate future events, trends or prospects, and which do not relate to historical matters, identify forward-looking statements. Although Brookfield believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond Brookfield's control, including the ongoing and developing novel coronavirus pandemic ("COVID-19") and the global economic shutdown, which may cause the actual results, performance or achievements of Brookfield to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

        Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: investment returns that are lower than target; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business or may do business, including as a result of COVID-19 and the global economic shutdown; changes in government regulation and legislation within the countries in which we operate and our failure to comply with regulatory requirements; governmental investigations; the behaviour of financial markets, including fluctuations in interest and foreign exchange rates; the ability to transfer financial commitments entered into in support of our asset management franchise; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions including dispositions; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; the ability to appropriately manage human capital; changes in tax laws; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the introduction, withdrawal, success and timing of business initiatives and strategies; the failure of effective disclosure controls and procedures and internal controls over financial reporting; the effect of applying future accounting changes; business competition; operational and reputational risks; health, safety and environmental risks; technological change; catastrophic events, such as earthquakes, hurricanes, and pandemics/epidemics, including COVID-19; the failure of our information technology systems; litigation; the possible impact of international conflicts and other developments including terrorist acts and cyberterrorism; the maintenance of adequate insurance coverage; the ability to collect amounts owed; the existence of information barriers between certain businesses within our asset management operations; risks specific to our business segments, including our real estate, renewable power, infrastructure, private equity, credit and residential development activities; and other risks and factors detailed in this Prospectus under the heading "Risk Factors" as well as in the AIF under the heading "Business Environment and Risks" and the MD&A under the heading "Part 6 — Business Environment and Risks" and the risks included in the Interim MD&A, each incorporated by reference in this Prospectus, as well as in other documents filed by the Issuers from time to time with the securities regulators in Canada and the United States.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. Nonetheless, all of the forward-looking statements contained in this Prospectus or in documents incorporated by reference herein are qualified by these cautionary statements. When relying on our forward-looking statements, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may need to be updated as a result of new information, future events or otherwise.

SUMMARY

The Company

        The Company is a global alternative asset manager with approximately US$550 billion in assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield offers a range of public and private investment products and services which leverage its expertise and experience. The Company's Class A Shares are co-listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "BAM" and "BAM.A", respectively.

Brookfield Finance Inc.

        BFI was incorporated on March 31, 2015 under the Business Corporations Act (Ontario) and is an indirect 100% owned subsidiary of the Company. BFI has issued or become an obligor under approximately US$4.9 billion of unsecured debt securities (the "Existing Debt Securities") as of the date hereof. The Existing Debt Securities are fully and unconditionally guaranteed by the Company.

Brookfield Finance LLC

        The US LLC Issuer was formed on February 6, 2017 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. The US LLC Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own, other than the issuance of US LLC Debt Securities and the investments it makes with the net proceeds of such US LLC Debt Securities. Any debt securities issued by the US LLC Issuer are fully and unconditionally guaranteed by the Company. On March 10, 2017, the US LLC Issuer issued US$750 million of 4.00% notes due in 2024 (the "2024 Notes"). On December 31, 2018, as part of an internal reorganization, the 2024 Notes were transferred to BFI. On February 21, 2020, the US LLC Issuer issued US$600 million of 3.50% notes due in 2050.

BFI II

        BFI II was incorporated on September 24, 2020 under the Business Corporations Act (Ontario) and is a direct 100% owned subsidiary of the Company. BFI II has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The AUS Issuer

        The AUS Issuer was incorporated on September 24, 2020 under the Corporations Act 2001 (Commonwealth of Australia) and is an indirect 100% owned subsidiary of the Company. The AUS Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The UK Issuer

        The UK Issuer was incorporated on September 25, 2020 under the UK Companies Act 2006 and is an indirect 100% owned subsidiary of the Company. The registered number of the UK Issuer is 12904555. The UK Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The US Pref Issuer

        The US Pref Issuer was formed on September 24, 2020 under the Delaware Limited Liability Company Act and is an indirect 100% owned subsidiary of the Company. The US Pref Issuer has no significant assets or liabilities, no subsidiaries and no ongoing business operations of its own.

The Offering

        The Securities described herein may be offered from time to time in one or more offerings utilizing a "shelf" process under Canadian and U.S. securities laws. Under this shelf process, this Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Available Information."

RISK FACTORS

        An investment in the Securities is subject to a number of risks. Before deciding whether to invest in the Securities, investors should consider carefully the risks described in the relevant Prospectus Supplement and the information incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference). Specific reference is made to the section entitled "Part 6 — Business Environment and Risks" in the MD&A, the section entitled "Business Environment and Risks" in the AIF and the risks included in the Interim MD&A, each of which is incorporated by reference in this Prospectus.

        For further details concerning the impact of COVID-19 on the Company, please see "Part 6 — Business Environment and Risks" in the MD&A and the discussion included in the sections entitled "Part 2 — Review of Consolidated Financial Results — Overview" and "Part 5 — Accounting Policies and Internal Controls — Accounting Policies, Estimates and Judgements — COVID-19" in the Interim MD&A. The Company continues to closely monitor developments associated with COVID-19 and the related global impact. No new material facts in relation to the Company with regard to COVID-19 have occurred since the date of the Interim MD&A.

CONSOLIDATING SUMMARY FINANCIAL INFORMATION AND SUPPLEMENTAL INFORMATION

        The following consolidating summary financial information is provided in compliance with the requirements of item 13.2 of National Instrument 44-101F1 — Short Form Prospectus.

        The tables below present summarized financial information for the years ended December 31, 2019 and 2018 and the three and six months ended June 30, 2020 and 2019 for (i) the Company, (ii) BFI, (iii) the US LLC Issuer, (iv) BFI II, (v) the AUS Issuer, (vi) the UK Issuer, (vii) the US Pref Issuer, (viii) the Company's subsidiaries, other than the Finance Debt Issuers and the US Pref Issuer, on a combined basis, (ix) consolidating adjustments, and (x) the Company and all of its subsidiaries on a consolidated basis, in each case for the periods indicated. Such summary financial information is intended to provide investors with meaningful and comparable financial information about the Company and its subsidiaries. This summarized financial information should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2019 and 2018 and the Company's unaudited interim condensed and consolidated financial statements as at and for the three and six months ended June 30, 2020 and for the three and six months ended June 30, 2019 which are incorporated by reference into this Prospectus.

AS AT AND FOR THE THREE MONTHS ENDED JUN. 30, 2020 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$(8)	$138	$8	$—	$—	$—	$—	$13,943	$(1,252)	$12,829
Net (loss) income attributable to shareholders	(656)	87	—	—	—	—	—	667	(754)	(656)
Total assets	68,118	6,109	600	—	—	—	—	330,774	(89,166)	316,435
Total liabilities	36,048	4,611	596	—	—	—	—	196,896	(32,782)	205,369

AS AT DEC. 31, 2019 AND FOR THE THREE MONTHS ENDED JUN. 30, 2019 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuers(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$—	$38	$—	$—	$—	$—	$—	$18,179	$(1,293)	$16,924
Net (loss) income attributable to shareholders	399	30	—	—	—	—	—	641	(671)	399
Total assets	70,976	5,389	—	—	—	—	—	335,218	(87,614)	323,969
Total liabilities	35,963	3,994	—	—	—	—	—	197,825	(30,659)	207,123

FOR THE SIX MONTHS ENDED JUN. 30, 2020 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$430	$176	$12	$—	$—	$—	$—	$32,015	$(3,218)	$29,415
Net (loss) income attributable to shareholders	(949)	82	—	—	—	—	—	2,090	(2,172)	(949)

FOR THE SIX MONTHS ENDED JUN. 30, 2019 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$(21)	$72	$—	$—	$—	$—	$—	$35,358	$(3,277)	$32,132
Net (loss) income attributable to shareholders	1,014	34	—	—	—	—	—	1,985	(2,019)	1,014

AS AT AND FOR THE YEAR ENDED DEC 31, 2019 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$104	$148	$—	$—	$—	$—	$—	$73,415	$(5,841)	$67,826
Net (loss) income attributable to shareholders	2,807	40	—	—	—	—	—	3,578	(3,618)	2,807
Total assets	70,976	5,389	—	—	—	—	—	335,218	(87,614)	323,969
Total liabilities	35,963	3,994	—	—	—	—	—	197,825	(30,659)	207,123

AS AT AND FOR THE YEAR ENDED DEC 31, 2018 (MILLIONS)	The Company(1)	BFI	US LLC Issuer	BFI II	AUS Issuer	UK Issuer	US Pref Issuer	Subsidiaries of the Company Other than the Finance Debt Issuers and the US Pref Issuer(2)	Consolidating Adjustments(3)	The Company Consolidated
Revenues	$810	$43	$53	$—	$—	$—	$—	$63,147	$(7,282)	$56,771
Net (loss) income attributable to shareholders	3,584	(46)	(1)	—	—	—	—	4,651	(4,604)	3,584
Total assets	59,105	4,330	13	—	—	—	—	274,830	(81,997)	256,281
Total liabilities	29,290	2,909	6	—	—	—	—	156,656	(29,730)	159,131

(1)
This column accounts for investments in all subsidiaries of the Company under the equity method.

(2)
This column accounts for investments in all subsidiaries of the Company other than the Finance Debt Issuers and the US Pref Issers, on a combined basis.

(3)
This column includes the necessary amounts to present the Company on a consolidated basis.

        The Company has elected to comply with Rule 13-01 of Regulation S-X, as adopted by the Commission on March 2, 2020 and set forth in SEC Release No. 33-10762 (the "Adopting Release") in advance of the effective date of January 4, 2021. As permitted by the Adopting Release, the Company is omitting financial disclosures with respect to the US LLC Issuer, the AUS Issuer, the UK Issuer and the US Pref Issuer because such subsidiaries have no significant assets or liabilities, no subsidiaries, no ongoing business operations of their own, are direct or indirect wholly-owned subsidiaries of the Company, and the Company will fully and unconditionally guarantee the debt or preferred securities issued by each such finance subsidiary issuer. Please see "Description of Debt Securities — General" and "Description of the US Pref Issuer Preferred Shares — Guarantee" for additional information about the guarantees.

USE OF PROCEEDS

        Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of Securities by the Issuers will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STRUCTURE OF THE ISSUERS

        The Company's authorized share capital consists of an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, an unlimited number of Class A Shares, and 85,120 Class B Limited Voting Shares ("Class B Shares"). As of the date of this Prospectus, the Company had 10,457,685 Class A Preference Shares, Series 2; 3,995,910 Class A Preference Shares, Series 4; 2,476,185 Class A Preference Shares, Series 8; 5,515,981 Class A Preference Shares, Series 9; 9,640,096 Class A Preference Shares, Series 13; 2,000,000 Class A Preference Shares, Series 15; 7,840,204 Class A Preference Shares, Series 17; 7,866,749 Class A Preference Shares, Series 18; 9,278,894 Class A Preference Shares, Series 24; 1,529,133 Class A Preference Shares, Series 25; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; 11,885,972 Class A Preference Shares, Series 48; 1,575,004,153 Class A Shares; and 85,120 Class B Shares issued and outstanding.

        BFI's authorized share capital consists of an unlimited number of common shares, an unlimited number of preference shares designated as Class A Preference Shares, issuable in series, and an unlimited number of preference shares designated as Class B Preference Shares, issuable in series. As of the date of this Prospectus, BFI had 389,181 common shares; 6,400,000 Class A Preference Shares, Series 1; and 54,262,400 Class B Preference Shares, Series 1 issued and outstanding.

        The US LLC Issuer's authorized share capital consists of an unlimited number of common shares representing limited liability company interests. As of the date of this Prospectus, 101 common shares of the US LLC Issuer are issued and outstanding.

        BFI II's authorized share capital consists of an unlimited number of common shares. As of the date of this Prospectus, 100 common shares of BFI II are issued and outstanding.

        The AUS Issuer's authorized share capital consists of an unlimited number of ordinary shares. As of the date of this Prospectus, 10 ordinary shares of the AUS Issuer are issued and outstanding.

        The UK Issuer's share capital consists of ordinary shares. As of the date of this Prospectus, 50,000 ordinary shares of the UK Issuer are issued and outstanding.

        The US Pref Issuer's authorized share capital consists of an unlimited number of common shares and preferred shares representing limited liability company interests. As of the date of this Prospectus, 100 common shares representing limited liability company interests of the US Pref Issuer are issued and outstanding.

DESCRIPTION OF THE BAM PREFERENCE SHARES

        The following description sets forth certain general terms and provisions of the BAM Preference Shares. The particular terms and provisions of a series of BAM Preference Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Series

        The BAM Preference Shares may be issued from time to time in one or more series. The board of directors of the Company will fix the number of shares in each series and the provisions attached to each series before issue.

Priority

        The BAM Preference Shares rank senior to the Class AA Preference Shares, the Class A Shares, the Class B Shares and other shares ranking junior to the BAM Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. Each series of BAM Preference Shares ranks on a parity with every other series of BAM Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

Shareholder Approvals

        The Company shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the BAM Preference Shares as a class or create preference shares ranking in priority to or on parity with the BAM Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the BAM Preference Shares duly called for that purpose, in accordance with the provisions of the articles of the Company. Each holder of BAM Preference Shares entitled to vote at a class meeting of holders of BAM Preference Shares, or at a joint meeting of the holders of two or more series of BAM Preference Shares, has one vote in respect of each C$25.00 of the issue price of each BAM Preference Share held by such holder.

DESCRIPTION OF THE CLASS A SHARES

        The following description sets forth certain general terms and provisions of the Class A Shares. The particular terms and provisions of Class A Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Dividend Rights and Rights Upon Dissolution or Winding-Up

        The Class A Shares rank on parity with the Class B Shares and rank after the BAM Preference Shares, the Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by the board of directors of the Company) and return of capital on the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Voting Rights

        Except as set out below under "— Election of Directors", each holder of a Class A Share and Class B Shares is entitled to notice of, and to attend and vote at, all meetings of the Company's shareholders (except meetings at which only holders of another specified class or series of shares are entitled to vote) and is entitled to cast one vote per share held, which results in the Class A Shares and Class B Shares each controlling 50% of the aggregate voting rights of the Company. Subject to applicable law and in addition to any other required shareholder approvals, all matters approved by shareholders (other than the election of directors), must be approved by: (i) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Shares who vote in respect of the resolution or special resolution, as the case may be, and (ii) a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Shares who vote in respect of the resolution or special resolution, as the case may be.

Election of Directors

        In the election of directors, holders of Class A Shares, together, in certain circumstances, with the holders of certain series of BAM Preference Shares, are entitled to elect one-half of the board of directors of the Company, provided that if the holders of BAM Preference Shares, Series 2 become entitled to elect two or three directors, as the case may be, the numbers of directors to be elected by holders of Class A Shares, together, in certain circumstances with the holders of BAM Preference Shares, shall be reduced by the number of directors to be elected by holders of BAM Preference Shares, Series 2. Holders of Class B Shares are entitled to elect the other one-half of the board of directors of the Company.

        Each holder of Class A Shares has the right to cast a number of votes equal to the number of Class A Shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder of Class A Shares in the election of directors. A holder of Class A Shares may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder of Class A Shares sees fit. Where a holder of Class A Shares has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder of Class A Shares will be deemed to have divided the holder's votes equally among the candidates for whom the holder of Class A Shares voted.

DESCRIPTION OF THE US PREF ISSUER PREFERRED SHARES

        The US Pref Issuer's limited liability company agreement authorizes its board of managers to establish one or more series of US Preferred Shares representing limited liability company interests of the US Pref Issuer. The US Pref Issuer's board of managers is able to determine, with respect to any series of US Preferred Shares, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of preferred shares representing limited liability company interests of the series;

  •
  whether distributions, if any, will be cumulative or non-cumulative and the distribution rate of the series;

  •
  the dates at which distributions, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for preferred shares representing limited liability company interests of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares representing limited liability company interests of the series;

  •
  the amounts payable on preferred shares representing limited liability company interests of the series in the event of our liquidation or dissolution;

  •
  whether the preferred shares representing limited liability company interests of the series will be convertible into or exchangeable for interests of any other class or series or any other security of our company or any other entity;

  •
  restrictions on the issuance of preferred shares representing limited liability company interests of the series or of any shares representing limited liability company interests of any other class or series; and

  •
  the voting rights, if any, of the holders of the preferred shares representing limited liability interests of the series.

Guarantee

        All US Preferred Shares issued by the US Pref Issuer will be fully and unconditionally guaranteed by the Company. Set forth below is a summary of information concerning the preferred share guarantees that the Company will execute and deliver for the benefit of the holders of any series of preferred shares representing limited liability company interests offered by the US Pref Issuer. A prospectus supplement will contain more specific information about the terms of the preferred share guarantee.

        Pursuant to each preferred share guarantee, the Company will agree to pay in full, to the holders of US Preferred Shares issued by the US Pref Issuer, the guarantee payments, except to the extent paid by the US Pref Issuer, as and when due, regardless of any defense, right of set-off or counterclaim which the US Pref Issuer may have or assert. The following payments, without duplication, with respect to US Preferred Shares, to the extent not paid by the US Pref Issuer, will be subject to the preferred share guarantee:

  •
  any accumulated and unpaid distributions (as described in the applicable share designation) that have been declared by the board of managers of the US Pref Issuer to be paid on the US Preferred Shares out of funds legally available for such distributions;

  •
  any redemption price (as described in the applicable share designation), plus all accrued and unpaid distributions to the date of redemption with respect to any US Preferred Shares called for redemption by the US Pref Issuer or otherwise required to be redeemed by the terms of the applicable share designation; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the US Pref Issuer, the aggregate stated liquidation preference and all accumulated and unpaid distributions, whether or not declared, without regard to whether the US Pref Issuer has sufficient assets to make full payment as required on liquidation.

        The Company's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of US Preferred Shares or by causing the US Pref Issuer to pay the amounts to the holders. Each preferred share guarantee will be subordinated to all of the debt of the Company that is not stated to be pari passu or subordinate to the guarantees and will rank senior to the Class A Shares.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

        The BAM Debt Securities will be issued under an indenture dated as of September 20, 1995, as amended, restated, supplemented or replaced from time to time (the "BAM Indenture"), between the Company, as issuer, and Computershare Trust Company of Canada (formerly, Montreal Trust Company of Canada) ("Computershare Canada"), as trustee (the "BAM Trustee"). The BFI Debt Securities will be issued under an indenture dated as of June 2, 2016, as amended, restated, supplemented or replaced from time to time, between BFI, as issuer, the Company, as guarantor, and Computershare Canada, as trustee (the "Existing BFI Indenture"), or pursuant to a separate subordinated indenture that the Company and BFI may enter into (the "New BFI Indenture" and together with the Existing BFI Indenture, the "BFI Indentures") with Computershare Canada or another trustee named therein (the "BFI Trustee"). The US LLC Debt Securities will be issued under an indenture dated as of February 21, 2020, as amended, restated, supplemented or replaced from time to time (the "US LLC Indenture"), between the US LLC Issuer, as issuer, the Company, as guarantor, Computershare Trust Company, N.A., as U.S. trustee ("Computershare U.S."), and Computershare Canada, as Canadian trustee, (the "US LLC Trustees"). The BFI II Debt Securities will be issued pursuant to an indenture (the "BFI II Indenture") to be entered into among BFI II, as issuer, the Company, as guarantor, and Computershare Canada or such other trustee named in the indenture, as trustee (the "BFI II Trustee"). The AUS Issuer Debt Securities will be issued pursuant to an indenture (the "AUS Issuer Indenture") to be entered into among the AUS Issuer, as issuer, the Company, as guarantor, and Computershare Canada as Canadian trustee and Computershare U.S. as U.S. trustee, or such other trustees named in the indenture (together, the "AUS Issuer Trustees"). The UK Issuer Debt Securities will be issued pursuant to an indenture (the "UK Issuer Indenture" and together with the New BFI Indenture, the US LLC Indenture, the BFI II Indenture, and the AUS Issuer Indenture, the "2020 Indentures") to be entered into among the UK Issuer, as issuer, the Company, as guarantor, and Computershare Canada as Canadian trustee and Computershare U.S. as U.S. trustee, or such other trustees named in the indenture (together, the "UK Issuer Trustees"). We refer to the BAM Indenture, the Existing BFI Indenture and the 2020 Indentures as the "Indentures". The Debt Securities may be issued under such other indentures as the Company, the applicable Finance Debt Issuer and the applicable trustee may enter into in the future. The indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement.

        The BAM Indenture, the BFI Indentures and the BFI II Indenture are subject to the provisions of the Business Corporations Act (Ontario) and, consequently, are exempt from the operation of certain provisions of the Trust Indenture Act of 1939 pursuant to Rule 4d-9 thereunder. The US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture are subject to the Trust Indenture Act of 1939. Executed copies or forms of the Indentures will or have been filed with the Commission as exhibits to the Registration Statement. Each Indenture is or will also be available on each Issuer's respective SEDAR profile at www.sedar.com.

        The following statements with respect to the Indentures and the Debt Securities issued or to be issued thereunder are brief summaries of certain provisions of the Indentures and do not purport to be complete; such statements are subject to the detailed referenced provisions of the applicable Indenture, including the definition of capitalized terms used under this caption. Wherever a particular section or defined term of an Indenture is referred to, the statement is qualified in its entirety by such section or term. References to the "Issuer" and "Indenture Securities" refer to the Company and each Finance Debt Issuer, as issuer, and the Debt Securities issued or to be issued by it under the Indentures. References to the "Trustee" or "Trustees" and any particular Indenture or Debt Securities refer to the BAM Trustee, the BFI Trustee, the US LLC Trustees, the BFI II Trustee, the AUS Issuer Trustees or the UK Issuer Trustees as trustee or trustees under the applicable Indenture.

 General

        The Indentures do not limit the aggregate principal amount of Indenture Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Indenture Securities may be issued under each Indenture from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European currency units, pounds sterling and Australian dollars. Special Canadian and United States federal income tax considerations applicable to any Indenture Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, each Indenture permits the Company and each Finance Debt Issuer to increase the principal amount of any series of Indenture Securities previously issued by it and to issue such increased principal amount. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures) In the case of additional Debt Securities of a series under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture, issued after the date of original issuance of Debt Securities of such series, if they are not fungible with the original Debt Securities of such series for U.S. federal income tax purposes, then such additional Debt Securities will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original Debt Securities of such series.

        All Debt Securities issued by BFI, the US LLC Issuer, BFI II, the AUS Issuer and the UK Issuer will be fully and unconditionally guaranteed by the Company.

        The applicable Prospectus Supplement will set forth the following terms relating to the particular offered Debt Securities: (1) the specific designation of the offered Debt Securities and the Indenture under which they are issued; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the date or dates, if any, on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity; (4) the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the Regular Record Dates for any interest payable on the offered Debt Securities which are in registered form ("Registered Debt Securities"); (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Issuer or otherwise; (6) whether the offered Debt Securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the offered Debt Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the offered Debt Securities will be issuable in the form of one or more registered global securities ("Registered Global Securities") and, if so, the identity of the Depositary for such Registered Global Securities; (8) the denominations in which any of the offered Debt Securities will be issuable if in other than denominations of $1,000 and any multiple thereof; (9) each office or agency where the principal of, and any premium and interest on, the offered Debt Securities will be payable and each office or agency where the offered Debt Securities may be presented for registration of transfer or exchange; (10) if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of, and any premium and interest on, the offered Debt Securities will or may be payable; (11) any applicable terms or conditions related to the addition of any co-obligor or additional guarantor in respect of any or all series of Debt Securities; and (12) any other terms of the offered Debt Securities, including any applicable subordination provisions, exchange or conversion terms, covenants and additional Events of Default. Special Canadian and United States federal income tax considerations applicable to the offered Debt Securities, the amount of principal thereof and any premium and interest thereon will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, no Indenture affords the Holders the right to tender Indenture Securities to the Issuer for repurchase, or provides for any increase in the rate or rates of interest per annum at which the Indenture Securities will bear interest, in the event the Company or any Finance Debt Issuer should become involved in a highly leveraged transaction or in the event of a change in control of the Company or any Finance Debt Issuer. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures.)

        Indenture Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Indenture Securities or other Indenture Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The Indenture Securities will be direct unsecured obligations of the Company and the Finance Debt Issuers and will be unsecured senior or subordinated, as applicable, indebtedness of each of them as described in the applicable Prospectus Supplement. (Section 301 of the BAM Indenture, and Section 3.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The Company's guarantee of the Indenture Securities issued by the Finance Debt Issuers will be unsecured senior or subordinated, as applicable, indebtedness of the Company, including the Company's obligations under the Indenture Securities issued under the BAM Indenture.

        The guarantees will be unsecured general obligations of the Company and will rank equal in right of payment with, or junior to, other unsecured and senior or subordinated debt (other than subordinated debt that has been further subordinated in accordance with its terms), as applicable, of the Company. The Debt Securities and the guarantees will be effectively subordinated to any secured indebtedness of the applicable Issuer or to the Company to the extent of the value of the assets securing such indebtedness. The guarantee by the Company of the Indenture Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Indenture Securities issued by the applicable Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, Indenture Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. (Section 302 of the BAM Indenture, and Section 3.2 of the Existing BFI Indenture and 2020 Indentures.) Indenture Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the applicable Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. Each Issuer has or will appoint, as applicable, their respective Trustees as Security Registrars under each Indenture. (Section 305 of the BAM Indenture, and Section 3.5 of the Existing BFI Indenture and 2020 Indentures.)

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the applicable Trustee, in its capacity as paying agent, in Toronto, Canada (in the case of the BAM Indenture) or New York, New York (in the case of the Existing BFI Indenture and the 2020 Indentures), except that, at the option of the particular Issuer, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable Security Register. (Sections 305, 307, and 1002 of the BAM Indenture, and Sections 3.5, 3.7 and 11.2 of the Existing BFI Indenture and the 2020 Indentures.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the Regular Record Date for such interest payment. (Section 307 of the BAM Indenture, and Section 3.7 of the Existing BFI Indenture and 2020 Indentures.)

 Registered Global Securities

        The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more Depositories or nominees, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Indenture Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 305 of the BAM Indenture, and Section 3.5 of the Existing BFI Indenture and 2020 Indenture.)

        The specific terms of the depositary arrangement with respect to any portion of a particular series of Indenture Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Indenture Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary or its nominee ("participants") as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Indenture Securities or by the particular Issuer if such Indenture Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

        So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Indenture Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Indenture Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

        Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the particular Issuer or Trustee or any paying agent for Indenture Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        No Registered Global Security may be exchanged in whole or in part for Indenture Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Registered Global Security or a nominee thereof unless (A) such Depositary (i) has notified the particular Issuer that it is unwilling or unable to continue as Depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities Depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the particular Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the applicable Trustee(s) an Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the applicable Indenture. (Section 305 of the BAM Indenture, and Section 3.5.2 of the Existing BFI Indenture and the 2020 Indentures.)

Consolidation, Merger, Amalgamation and Sale of Assets

        Pursuant to the BAM Indenture, the Company shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (the "BAM Successor Corporation") unless: (a) the Company and the BAM Successor Corporation shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the BAM Successor Corporation will have assumed all the covenants and obligations of the Company under the BAM Indenture in respect of the Indenture Securities of every series issued thereunder, and (ii) the Indenture Securities of every series issued under the BAM Indenture will be valid and binding obligations of the BAM Successor Corporation entitling the Holders thereof, as against the BAM Successor Corporation, to all the rights of Holders of Indenture Securities under the BAM Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of the Indenture Securities of each and every series or to the rights and powers of the Trustee under the BAM Indenture. (Section 801 of the BAM Indenture.)

        Pursuant to the Existing BFI Indenture and the 2020 Indentures, neither the applicable Finance Debt Issuer nor the Company (in each case for purposes of this description, a "Predecessor") shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this description, a "Successor") unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the applicable Indenture in respect of the Indenture Securities of every series issued thereunder, and in the case of the Company, its guarantee of the Indenture Securities and, (ii) the Indenture Securities of every series issued by the Predecessor will be valid and binding obligations of the Successor, entitling the Holders thereof, as against the Successor, to all the rights of Holders of Indenture Securities under the applicable Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of applicable Indenture Securities of each and every series or to the rights and powers of the applicable Trustee(s) under the applicable Indenture; provided, however, that such restrictions are not applicable to any sale or transfer by the applicable Finance Debt Issuer or the Company to any one or more of their subsidiaries. (Section 9.1 of the Existing BFI Indenture and the 2020 Indentures.)

Events of Default

        Unless otherwise indicated in any Prospectus Supplement, each Indenture provides that the following will constitute an Event of Default under such Indenture (except subsection (f) below which is not an Event of Default under to the BAM Indenture) with respect to Indenture Securities of any series issued by the Company and each Finance Debt Issuer: (a) failure to pay principal of, or any premium on, any Indenture Security of that series when due; (b) failure to pay any interest on any Indenture Securities of that series when due, which failure continues for 30 days; (c) default in the payment of principal and interest on any Indenture Security required to be purchased pursuant to an Offer to Purchase made pursuant to the terms of the Indenture Securities of such series; (d) failure to deposit any sinking fund payment, when due, in respect of any Indenture Security of that series; (e) failure of any Finance Debt Issuer and/or the Company to perform, as applicable, any other covenant in the relevant Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the respective Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series, as provided in the relevant Indenture; (f) the Company's guarantee of all obligations related to that series shall, for any reason, cease to be, or the Company shall assert in writing to the relevant Trustee or the Holders thereof that such guarantee is not in full force and effect and enforceable against the Company in accordance with its terms; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company and/or the Finance Debt Issuers; and (i) any other Events of Default provided with respect to the Indenture Securities of such series, as described in the applicable Prospectus Supplement. (Section 501 of the BAM Indenture, and Section 6.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The following also constitutes an Event of Default under the Existing BFI Indenture and the BAM Indenture: failure by the Company to make any payment of principal of, or interest on, any obligation for borrowed money (other than an obligation payable on demand or maturing less than 12 months from the creation or issue thereof) when due or within any originally stated applicable grace period having an outstanding principal amount in excess of 5% of the Company's Consolidated Net Worth in the aggregate at the time of default or any failure in the performance of any other covenant of the Company contained in any instrument under which such obligations are created or issued and if the holders thereof, or a trustee, if any, for such holders declare such obligations to be due and payable prior to the stated maturities thereof, provided that if such default is waived by such holders or trustee, then the Event of Default under the Existing BFI Indenture and the BAM Indenture shall be deemed to be waived without further action on the part of the applicable Trustee or the Holders. (Section 501 of the BAM Indenture and Section 6.1 of the Existing BFI Indenture.)

        If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Company and any Finance Debt Issuer, and the Company in its capacity as guarantor under the applicable Indenture of each Finance Debt Issuer) with respect to the Indenture Securities of any series at the time outstanding shall occur and be continuing either the applicable Trustee(s) or the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series by notice, as provided in the applicable Indenture, may declare the principal amount of the Indenture Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting any Issuer occurs with respect to the Indenture Securities of any series at the time outstanding, the principal amount of all the Indenture Securities of that series will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502 of the BAM Indenture, Section 6.2 of the Existing BFI Indenture and the 2020 Indentures.) For information as to waiver of defaults, see "— Modification and Waiver".

        Each Indenture provides that the applicable Trustee(s) will be under no obligation to exercise any of its rights or powers under the applicable Indenture (or, in the case of the Existing BFI Indenture and the 2020 Indentures, commence or continue any act, action or proceeding for enforcing any rights of the Trustee(s)) at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustee(s) reasonable indemnity (or, in the case of the Existing BFI Indenture and the 2020 Indentures, sufficient funds to commence or continue compliance with such request and an indemnity to protect the Trustee(s) against losses suffered in compliance with such request). (Section 603 of the BAM Indenture, Section 7.5 of the Existing BFI Indenture and the 2020 Indentures.) Subject to such provisions for the indemnification of the particular Trustee(s), the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee(s) or exercising any trust or power conferred on such Trustee(s) with respect to the Indenture Securities of that series. (Section 512 of the BAM Indenture and Section 6.12 of the Existing BFI Indenture and the 2020 Indentures.)

        No Holder of an Indenture Security of any series will have any right to institute any proceeding with respect to the particular Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee(s) written notice of a continuing Event of Default with respect to the Indenture Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, or in the case of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture, indemnity reasonably satisfactory to each Trustee, to the applicable Trustee(s) to institute such proceeding as trustee, and (iii) the applicable Trustee(s) has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507 of the BAM Indenture, Section 6.7 of the Existing BFI Indenture and the 2020 Indentures.) However, such limitations do not apply to a suit instituted by a Holder of an Indenture Security for the enforcement of payment of the principal of, or of any premium or interest on, such Indenture Security on or after the applicable due date specified in such Indenture Security. (Section 508 of the BAM Indenture, Section 6.8 of the Existing BFI Indenture and the 2020 Indentures.)

        The Company and each Finance Debt Issuer are each required to furnish to their respective Trustees a quarterly statement by certain of its officers as to whether or not each Issuer, as applicable, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004 of the BAM Indenture, and Section 11.4 of the Existing BFI Indenture and 2020 Indentures.) In addition, the US LLC Issuer, AUS Issuer and UK Issuer are or will be required to deliver an annual compliance certificates as required under the Trust Indenture Act. (Section 11.4(d) of the US LLC Indenture, AUS Issuer Indenture and the UK Issuer Indenture.)

Defeasance

        Each Indenture provides that, at the option of the applicable Issuer, the Issuer and, in the case of the Existing BFI Indenture and the 2020 Indentures, the Company will be discharged from any and all obligations in respect of any Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of or premium, if any, and each instalment of interest, if any, on such Outstanding Securities ("Defeasance"). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option.

        Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain restrictive covenants and such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities upon irrevocable deposit with the applicable Trustee(s), in trust, of money and/or Government Obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each instalment of interest, if any, on the Outstanding Securities of the Issuer ("Covenant Defeasance"). In the event the Issuer exercises its Covenant Defeasance option, the obligations under the applicable Indenture (other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above) shall remain in full force and effect. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance. (Article Thirteen of the BAM Indenture, Article Fourteen of the Existing BFI Indenture and the 2020 Indentures.)

 Modification and Waiver

        Modifications and amendments of an Indenture may be made by the Company, the Issuer (if other than the Company) and the applicable Trustee(s) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Indenture Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Outstanding Security, (b) reduce the principal amount of (or the premium), or interest on, any Outstanding Security, (c) reduce the amount of the principal of any Outstanding Security payable upon the acceleration of the maturity thereof, (d) change the place or currency of payment of principal of (or the premium), or interest on, any Outstanding Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Security, (f) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the particular Indenture, (g) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provisions of the particular Indenture or for waiver of certain defaults, (h) modify any provisions of the particular Indenture relating to the modification and amendment of such Indenture or the waiver of past defaults or covenants, except as otherwise specified, (i) in the case of the New BFI Indenture, modify the provisions of the indenture relating to subordination in a manner that adversely affects the rights of Holders of Indenture Securities, or (j) following the mailing of any Offer to Purchase, modify any Offer to Purchase for such Outstanding Security required to be made pursuant to the terms of such Outstanding Security in a manner materially adverse to the Holders thereof. (Section 902 of the BAM Indenture and Section 10.2 of the Existing BFI Indenture and 2020 Indentures.) In the case of the US LLC Indenture, AUS Issuer Indenture and the UK Issuer Indenture, no such modification or waiver may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the premium payable upon redemption thereof, or the dates or times fixed for redemption, or (b) release the Company from its Guarantee under the US LLC Indenture, AUS Issuer Indenture or UK Issuer Indenture, respectively.

        Each Indenture provides that the Company or the Issuer (if other than the Company) may modify and amend such Indenture without the consent of any holder of Indenture Securities for any of the following purposes: (a) to evidence the succession of another person to the Issuer or the Company, as applicable, and the assumption by any such successor of the covenants of the Issuer or the Company, as applicable, under such Indenture and in the Indenture Securities; (b) in the case of the 2020 Indentures, to evidence the addition of a co-obligor or guarantor in respect of any or all series of the Indenture Securities under the 2020 Indentures, as may be permitted in accordance with the terms of such Indenture Securities; (c) to add to the covenants of the Finance Debt Issuer or the Company, as applicable, for the benefit of the holders of any series of Indenture Securities (and if such covenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power (but not, in the case of the US LLC Indenture, the AUS Issuer Indenture and UK Issuer Indenture, any obligation, except any obligation concomitant to such right or power) in such Indenture conferred upon the Finance Debt Issuer or the Company, as applicable; (d) to add any additional Events of Default for the benefit of the holders of all or any series of Indenture Securities (and if such additional Events of Default are to be for the benefit of less than all series of Indenture Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (e) to add to, change or eliminate any of the provisions of such Indenture in respect of one or more series of Indenture Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Indenture Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Indenture Security with respect to such provision or (ii) shall become effective only when there is no such Indenture Security outstanding; (f) to secure the Indenture Securities pursuant to the requirements of any provision in such Indenture or any indenture supplemental thereto or otherwise; (g) to establish the form or terms of Indenture Securities of any series as permitted under the Indenture and, in the case of the Existing BFI Indenture and the 2020 Indentures, if required, to provide for the appointment of a co-trustee; (h) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Indenture Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such

Indenture; (i) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Indenture Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Indenture Securities in uncertificated form; (j) in the case of the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture, to comply with any requirements of the Trust Indenture Legislation including without limitation in connection with qualifying, or maintaining the qualification of, the US LLC Indenture, the AUS Issuer Indenture or the UK Issuer Indenture, as applicable, under the Trust Indenture Act 1939; or (k) to cure any ambiguity, to correct or supplement any provision in such Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder, provided that such action shall not adversely affect, in the case of the Existing BFI Indenture and the 2020 Indentures, in any material respect, the interests of the holders of Indentures Securities of any series. (Section 901 of the BAM Indenture and Section 10.1 of the Existing BFI Indenture and the 2020 Indentures.)

        The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of Outstanding Securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the particular Indenture. (Section 1009 of the BAM Indenture, Section 11.10 of the Existing BFI Indenture and the 2020 Indentures.) Subject to certain rights of the particular Trustee, as provided in the applicable Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities issued under such Indenture, on behalf of all holders of Outstanding Securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513 of the BAM Indenture, Section 6.13 of the Existing BFI Indenture and the 2020 Indentures.)

Consent to Jurisdiction and Service under BAM Indenture

        The BAM Indenture provides that the Company irrevocably appoints CT Corporation System, 1633 Broadway, New York, New York, 10019, as its agent for service of process in any suit, action or proceeding arising out of or relating to the BAM Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Consent to Jurisdiction and Service under the Exiting BFI Indenture and the 2020 Indentures

        The Existing BFI Indenture and the 2020 Indentures provide, or will provide, that the Finance Debt Issuers irrevocably appoint Brookfield Asset Management LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to the relevant Indenture and the Indenture Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.

Enforceability of Judgments against the Company

        Since a substantial portion of the Company's assets are outside the United States, any judgment obtained in the United States against the Company, including any judgment with respect to the payment of interest and principal on the Indenture Securities, may not be collectible within the United States.

        The Company has been informed by its Canadian counsel, Torys LLP ("Torys"), that a court of competent jurisdiction in the Province of Ontario would enforce a final and conclusive judgment in personam of a court sitting in the Borough of Manhattan, the City of New York, New York (a "New York Court") that is subsisting and unsatisfied respecting the enforcement of any of the Indentures and the Indenture Securities that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; and (iv) the action to enforce such judgment is commenced within the applicable limitation period. The Company has been advised by Torys that a monetary judgment of a New York Court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in the Province of Ontario if the New York Court had a basis for jurisdiction in the matter that would be recognized by a court in Ontario for such purposes. There is no assurance that this will be the case. It is less certain that an action could be brought in the Province of Ontario in the first instance on the basis of liability predicated solely upon such laws.

Governing Law

        The Indentures, Indenture Securities and the rights, powers, duties or responsibility of Computershare U.S. will be governed by the laws of the State of New York, except with respect to the rights, powers, duties or responsibility of the remaining Trustees (including Computershare Canada) which shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. (Section 113 of the BAM Indenture and Section 1.13 of the Existing BFI Indenture and the 2020 Indentures.)

The Trustees

        Computershare Canada is currently, or is expected to be, the BAM Trustee, the BFI Trustee, the BFI II Trustee and the Canadian trustee under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture. Computershare U.S. is, or is expected to be, the U.S. trustee under the US LLC Indenture, the AUS Issuer Indenture and the UK Issuer Indenture.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to each Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided. (Section 101 of the BAM Indenture and Section 1.1 of the Existing BFI Indenture and the 2020 Indentures, as applicable)

        "affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles and which has a term of at least 36 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person, and, in the case of the Existing BFI Indenture and 2020 Indentures including units of such Person.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with Canadian generally accepted accounting principles, plus, without duplication, Qualifying Subordinated Debt and Deferred Credits; provided that with respect to the

BAM Indenture, adjustments following the date of the BAM Indenture to the accounting books and records of the Company in accordance with U.S. Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or comparable standards in Canada, or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every obligation that could not be considered as interest in accordance with Canadian generally accepted accounting principles under Interest Rate or Currency Protection Agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligator, Guarantor or otherwise.

        "Deferred Credits" means the deferred credits of the Company (or, in the case of the Existing BFI Indenture, any Person) and its Subsidiaries determined on a consolidated basis in accordance with Canadian generally accepted accounting principles.

        "Government Obligation" means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Indenture Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, or, in the case of the Existing BFI Indenture and the 2020 Indentures, as defined in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Holder" means a Person in whose name a Security is registered in the applicable Security Register.

        "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging agreements, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

        "Qualifying Subordinated Debt" means Debt of the Company (i) which by its terms provides that the payment of principal of (and premium, if any) and interest on and all other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Company's obligations in respect of the Indenture Securities to at least the extent that no payment of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for so long as there exists any default in the payment of principal (or premium, if any) or interest on the Indenture Securities or any other default that, with the passing of time or the giving of notice or both, would constitute an event of default with respect to the Indenture Securities and (ii) which expressly by its terms gives the Company the right to make payments of principal in respect of such Debt in Common Stock of the Company.

        "Stated Maturity", when used with respect to any Indenture Security or any instalment of principal thereof or interest thereon, means the date specified in such Indenture Security as the fixed date on which the principal of such Indenture Security or such instalment of principal or interest is due and payable.

        "Trust Indenture Legislation" means, at any time, (i) the provisions of the Business Corporations Act (Ontario) and regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other statute of Canada or any province thereof and any regulations thereunder and (iii) the U.S. Trust Indenture Act 1939 and regulations thereunder, but, in the case of (i) the BAM Indenture and the Existing BFI Indenture, only to the extent applicable under Rule 4d-9 under the U.S. Trust Indenture Act 1939 and (ii) the New BFI Indenture and the BFI II Indenture, only to the extend applicable to that indenture, in each case relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures.

PLAN OF DISTRIBUTION

        The Issuers may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents.

        The distribution of Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

        In connection with the sale of Securities, underwriters may receive compensation from the Issuers or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Issuers and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act. Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the Prospectus Supplement relating to such series.

        The Prospectus Supplement relating to each series of Securities will also set forth the terms of the offering of the Securities of such series, including, to the extent applicable, (i) the names of any underwriters or agents, (ii) the purchase price or prices of the offered Securities, (iii) the initial offering price, (iv) the proceeds to the applicable Issuer from the sale of the offered Securities, (v) the underwriting discounts and commissions and (vi) any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

        Under agreements which may be entered into by the Issuers, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Issuers against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Issuers or their subsidiaries in the ordinary course of business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuers, the Issuers have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Unless otherwise specified in a Prospectus Supplement, each series or class of Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series or class of Securities, the Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities of any series.

        In connection with any underwritten offering of Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

EXEMPTIVE RELIEF

        Pursuant to a decision document dated October 18, 2011 issued by the applicable securities regulators, the Company was granted exemptive relief from certain of the restricted securities requirements in National Instrument 51-102 — Continuous Disclosure Obligations, NI 41-101 and Ontario Securities Commission Rule 56-501 — Restricted Shares (collectively, the "restricted security provisions"), including the requirements to refer to the Class A Shares and the Class B Shares using a prescribed restricted security term. The Class A Shares and Class B Shares may qualify as "restricted securities" under the restricted security provisions because the Company's constating documents contain provisions that restrict the voting rights of such securities in any election of the board of directors of the Company. See "Description of the Class A Shares".

LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for the Company by Torys in Toronto, Ontario, and New York, New York, with respect to English law, by Herbert Smith Freehills LLP ("HSF") in London, England and with respect to Australian law, by King & Wood Mallesons ("KWM") in Sydney, Australia. The partners and associates of Torys, as a group, the partners and associates of HSF, as a group, and the partners and associates of KWM, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 40-F and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario, M5H 0A9.

        Deloitte LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario.

EXPENSES

        The following are the estimated expenses of the offering of the Securities being registered under the Registration Statement, all of which has been or will be paid by us.

SEC registration fee		$454,300
Exchange listing fees		*
Blue sky fees and expenses		*
Trustee & transfer agent fees		*
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*
The applicable Prospectus Supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the Commission as part of the Registration Statement: (1) for purposes of Form F-10: the documents referred to under "Documents Incorporated by Reference"; the consent of Deloitte LLP; the consent of Torys LLP; powers of attorney; the BAM, BFI, and the US LLC Issuer indenture; the form of BFI subordinated indenture; and the forms of BFI II, the AUS Issuer and UK Issuer indentures; and (2) for purposes of Form F-3: the underwriting agreement(s) in respect of offerings hereunder; the US LLC Issuer indenture and forms of the AUS Issuer and UK Issuer indentures; the certificate of formation and limited liability company agreement of the US Pref Issuer; other forms of debt instruments of the US LLC Issuer, the AUS Issuer and the UK Issuer; the consent of Deloitte LLP; the opinions and consent of Torys LLP, Herbert Smith Freehills LLP and King & Woods Mallesons; powers of attorney; and the Statements of Eligibility of Computershare Trust Company, N.A., as U.S. trustee, on Forms T-1.

Brookfield Finance I (UK) plc

US$200,000,000

4.50% Perpetual Subordinated Notes

Fully and unconditionally guaranteed, on a subordinated basis, by Brookfield Asset Management Inc.

Prospectus Supplement

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley	RBC Capital Markets

Co-Managers

SMBC Nikko
Citigroup
Deutsche Bank Securities
Mizuho Securities
MUFG

November 17, 2020